OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TELLABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Tellabs, Inc., 1415 West Diehl Road, Naperville, Illinois 60563-2359

Notice of Annual Meeting of Stockholders

Date:  Thursday, April 24, 2008
Time:  2:00 p.m., Central Daylight Time
Place:  Northern Illinois University — Naperville Campus
      1120 East Diehl Road
      Naperville, IL 60563-9347

Purposes of the Annual Meeting:

1.	To elect three directors to serve until the 2011 Annual Meeting of Stockholders;

2.	To vote on a proposal to approve the Tellabs, Inc. Amended and Restated 2004 Incentive Compensation Plan;

3.	To vote on a proposal to ratify the appointment of the Company’s independent auditors; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proxy voting:

Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by phone, Internet, or completing, signing, dating and returning your proxy card in the enclosed envelope.

Who may attend the Annual Meeting:

The Board of Directors has fixed the close of business on February 25, 2008, as the record date for the Annual Meeting. Only stockholders as of the record date are entitled to notice of, vote at and attend the Annual Meeting.

Directions to the Annual Meeting:

For a map and directions to the Annual Meeting, please refer to the back page of this Proxy Statement.

By Order of the Board of Directors,

James M. Sheehan
Secretary

March 19, 2008

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on March 19, 2008.

WE URGE YOU TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY (1) CALLING THE TOLL-FREE NUMBER (1.800.690.6903), (2) ACCESSING THE INTERNET WEB SITE AT www.proxyvote.com OR (3) SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD.

Tellabs, Inc., One Tellabs Center, 1415 West Diehl Road, Naperville, Illinois 60563-2359

Proxy Statement

Tellabs, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, Illinois 60563-2359

The enclosed proxy is solicited by the Board of Directors (the Board) of Tellabs, Inc., a Delaware corporation (the Company), for use at the Company’s 2008 Annual Meeting of Stockholders (the Annual Meeting) to be held at 2:00 p.m. Central Daylight Time on Thursday, April 24, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 24, 2008: The proxy statement and the Company’s 2007 Annual Report are available at: www.tellabs.com/investors.

Voting Information

Who can vote?
Only stockholders of record as of the close of business on February 25, 2008, are entitled to notice of, to vote at and to attend the Annual Meeting. At the close of business on that date, the Company had 400,069,628 shares of Common Stock outstanding.

For 10 days prior to our Annual Meeting, a list of stockholders of record entitled to vote will be available for inspection at our principal executive offices, 1415 West Diehl Road, Naperville, Illinois 60563-2359. If you would like to view the stockholder of record list, please call our Investor Relations department at (630) 798-3602 to schedule an appointment.

How do I vote?
Stockholders are entitled to one vote for each share held. Stockholders may revoke their proxy at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the Annual Meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted FOR the election of each of the three nominees for director, FOR approval of the Amended and Restated 2004 Incentive Compensation Plan (the Amended Plan) and FOR the ratification of the Company’s independent auditors. The inspectors of election will tabulate votes cast in person or by proxy at the Annual Meeting and will determine whether a quorum (a majority of the shares entitled to be voted) is present at the meeting.

What constitutes a valid quorum for the Annual Meeting?
The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

What are the voting requirements to elect the directors, to approve the Amended Plan and to ratify the appointment of our independent auditors?

Election of Directors.  A majority of the votes cast for a nominee for director is required for the election of such nominee as director in an uncontested election. A contested election means the number of nominees for director exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” the director, with abstentions and broker non-votes not counted as a vote “for” or “against.” The election of directors at the Annual Meeting is expected to be an uncontested election.

Our Corporate Governance Guidelines, described later in this Proxy Statement, set forth procedures we will follow if a director-nominee does not receive a majority of the votes cast in this uncontested election. In an uncontested election, any nominee for director who does not receive a majority of the votes cast is required to tender his or her resignation. The Nominating and Governance Committee is then required to make a recommendation to the Company’s Board with respect to whether to accept any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process and final decision.

Approval of the Amended Plan.  The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Amended Plan. Abstentions, and shares not voted by stockholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against the proposal. Broker non-votes will have no effect on the outcome.

Ratification of Appointment of Independent Auditors.  The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to ratify the independent auditors. Abstentions and shares not voted by stockholders of record present or represented at the Annual Meeting and entitled to vote will have the same effect as a vote cast against ratification of the independent auditors. Broker non-votes will have no effect on ratification of the independent auditors.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of Directors and the ratification of our independent auditors, even if the record holder does not receive voting instructions from you.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person.

How do I vote if I am a Tellabs 401(k) Plan participant?
A Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy will be provided to each participant in the Tellabs 401(k) Plan. Pursuant to the Tellabs 401(k) Plan, each participant is entitled to direct the trustee of the Tellabs 401(k) Plan with respect to voting (i) the shares of Common Stock allocated to the participant’s accounts; (ii) a proportion of the shares allocated to accounts of participants who do not return voting instructions to the trustee; and (iii) a proportion of all unallocated shares. Subject to its fiduciary duties, the trustee will vote allocated shares in accordance with the instructions received and will vote shares with respect to which no instructions are received and all unallocated shares in the same proportion as the shares with respect to which instructions are received. Tellabs 401(k) Plan participants should return the proxy as provided therein. Pursuant to the Tellabs 401(k) Plan, the trustee will not disclose the directions set forth on any individual proxy to the Company or its directors or officers, except as may otherwise be required by law.

Who pays for this proxy solicitation?
This proxy is solicited by the Board, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone or facsimile by Company personnel, who will not be additionally compensated for such effort. The cost of any such additional solicitation will be borne by the Company.

Where can I obtain additional information?
A copy of the Company’s 2007 Annual Report accompanies this Proxy Statement.

More information about the Company, including electronic copies of the Company’s 2007 Annual Report and this Proxy Statement, is available on the Company’s Web site at www.tellabs.com/investors.

Proposal for Election of Directors

The Company has three classes of directors with staggered terms. Members of each class serve a three-year term. At the 2008 Annual Meeting, the terms of the Class I directors will expire.

For your consideration and election, the Board has nominated the following three individuals as Class I directors: Frank Ianna, Stephanie Pace Marshall, Ph.D. and William F. Souders. If elected, these nominees will serve a term that expires at the Company’s 2011 Annual Meeting (or until their successors are elected and qualified). Unless otherwise instructed by you as a stockholder, it is intended that your shares represented by the enclosed proxy will be voted for these nominees, each of whom has been selected by the Board.

The Board appointed Robert W. Pullen as the CEO and President of the Company effective March 1, 2008. Effective March 1, 2008, Mr. Pullen was also elected by the Board to replace Krish A. Prabhu as a Class III director and serve the remainder of his term. Other than Krish A. Prabhu, all other Class II and Class III directors plan to continue in office for the remainder of their terms.

The Company is not aware of any other proposed nominees for directors. The Company anticipates that all of the nominees will be able to serve. However, if any nominee is unable to serve at the time of the Annual Meeting, your proxy will be voted for a substitute nominee nominated by the Nominating and Governance Committee of the Board and approved for nomination by the Board.

THE BOARD RECOMMENDS A VOTE FOR FRANK IANNA, STEPHANIE PACE MARSHALL, PH.D. AND WILLIAM F. SOUDERS AS CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE 2011 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED.

Class I Nominees for Election Whose Terms Will Expire in 2011 if Elected

Frank Ianna, 58, chief executive officer and director of Attila Technologies, LLC since 2007. President of AT&T Network Services 1998-2003. Various executive and senior management positions 1990-1998; various management and staff positions 1972-1998. M.S.E.E., Massachusetts Institute of Technology; B.E.E.E., Stevens Institute of Technology.
Tellabs director since 2004.

Stephanie Pace Marshall, Ph.D., 62, founding president and president emerita of Illinois Mathematics and Science Academy since 1986. Ph.D., Loyola University; M.A., University of Chicago; B.A., Queens College. Tellabs director since 1996.

William F. Souders, 79, chairman and chief executive officer of Emery Air Freight Corporation
1988-1989. Executive vice president and director at Xerox Corporation
1974-1986. B.A., Lake
Forest College.
Tellabs director
since 1990.

Class II Directors Continuing in Office Until 2009

Bo Hedfors, 64, founder and president of Hedfone Consulting, Inc. (telecom and Internet consulting) since 2002. President, global wireless infrastructure business at Motorola 1998-2002. President and CEO of Ericsson, Inc. 1994-1998; chief technology officer of LM Ericsson 1990-1993. Director, Openwave Systems, Inc. since 2002. M.S.E.E., Chalmers University of Technology. Tellabs director since 2003.

Michael E. Lavin, 62, Midwest area managing partner KPMG LLP
1993- 2002. Partner 1977-2002. Director, Integrys Energy Group, Inc. and SPSS Inc. B.B.A., University of Wisconsin. Tellabs director since 2003.

Jan H. Suwinski, 66, professor of Business and Operations, Cornell University, Johnson Graduate School of Management since 1997. Chairman, Siecor Corporation 1992-1996. Executive vice president of OptoElectronics Group, Corning Incorporated 1990-1996. Director, Thor Industries, Inc. and ACI Worldwide, Inc. M.B.A. and B.M.E., Cornell University. Tellabs director since 1997.

Class III Directors Continuing in Office Until 2010

Michael J. Birck, 70, chairman and co-founder of Tellabs. Chairman since 2000, chief executive officer 2002-2004, chief executive officer and president 1975-2000. Director, Molex Incorporated, Illinois Tool Works. M.S.E.E., New York University; B.S.E.E., Purdue University. Tellabs director since 1975.

Fred A. Krehbiel, 66, co-chairman of Molex Incorporated since 1999. Co-chairman and chief executive officer 2004-2005; chairman of the Board 1993-1999; vice chairman and chief executive officer 1988-1993. Director, DeVry, Inc. B.A., Lake Forest College. Tellabs director since 1985.

Robert W. Pullen, 45, president and chief executive officer since March 2008. Vice president and general manager of global services 2005-2008; senior vice president of North American sales 2002-2005; various management, engineering and sales positions 1985-2002. Chairman, executive board of Telecommunications Industry Association. M.B.A., Northwestern University; B.S.E.E., University of Illinois. Tellabs director since 2008.

Linda Beck, 44, president of New Edge Networks, an EarthLink subsidiary, since 2007. Executive vice president and general manager of business solutions at EarthLink 2005-2007. Executive vice president of operations 2000-2005; vice president of engineering at MindSpring 1999-2000. Various management positions at Netcom 1996-1999; Sybase 1994-1996; Amdahl 1992-1994; GTE 1987-1992. M.B.A., St. Mary’s College; B.S., Iowa State University. Tellabs director since 2006.

Committees of the Board

The Board has a standing Audit and Ethics Committee, Compensation Committee, and Nominating and Governance Committee. The current members of the committees are identified in the following table.

	Audit and Ethics	Compensation	Nominating and
Director	Committee	Committee	Governance Committee

Linda Beck			✓

Bo Hedfors	✓		✓

Frank Ianna		✓

Fred A. Krehbiel			✓

Michael E. Lavin	Chair		✓

Stephanie Pace Marshall		✓	Chair

William F. Souders	✓	Chair

Jan H. Suwinski	✓	✓

Audit and Ethics Committee
The Audit and Ethics Committee assists the Board in its general oversight of the Company’s financial reporting and disclosure, internal controls and audit functions. The Committee is directly responsible for reappointment, retention, compensation and oversight of the work of the Company’s independent auditors. The Board has also made the Committee responsible for reviewing any related-person transactions involving the Company’s officers or directors for potential conflicts of interest. To monitor compliance with applicable laws, rules and regulations, the Committee has adopted the Tellabs Integrity Policy, a code of ethics applicable to all directors, officers and employees. The Integrity Policy provides for prompt and consistent enforcement of the code of conduct, protection for persons reporting questionable behavior, clear and objective standards for compliance and a fair process by which to determine violations. A copy of the Tellabs Integrity Policy is available on the Company’s Web site at www.tellabs.com/investors. For additional discussion regarding the Company’s policies and procedures concerning related-person transactions, please see the section below entitled Policies and Procedures for Review and Approval of Related-Person Transactions.

The Board has determined that each member of the Committee, including Ms. Beck who will replace Mr. Hedfors on the Committee following the Annual Meeting, is independent as defined by NASDAQ listing standards and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit and Ethics Committee. The Board has determined that Messrs. Lavin and Souders meet the qualifications of an audit committee financial expert, as defined by SEC guidelines and as required by the applicable NASDAQ listing standards. Stockholders should understand that the designation is a disclosure requirement of the SEC, and does not impose on Messrs. Lavin and Souders any duties, obligations or liabilities that are greater than those that are generally imposed on them as Audit and Ethics Committee members or members of the Board. The Committee’s report is included later in this Proxy Statement. A copy of the Committee’s current charter is available on the Company’s Web site at www.tellabs.com/investors.

Compensation Committee
The Compensation Committee has responsibility for reviewing performance and determining compensation for the executive officers of the Company and for administering the Company’s equity-based compensation plans. The Board has determined that each member of the Committee is independent as defined by NASDAQ listing standards. The Committee’s report on executive compensation is included later in this Proxy Statement. A copy of the Committee’s current charter is available on the Company’s Web site at www.tellabs.com/investors.

To assist the Compensation Committee, the Company uses the services of a compensation consultant, Pearl Meyer & Partners, as an outside advisor (the Consultant). The Consultant’s role is to provide independent, third-party advice to assist the Compensation Committee in evaluation and design of the

Company’s policies and programs on executive compensation, and with compensation decisions. While the Consultant reports directly to the Compensation Committee, there is interaction between the Consultant and Company management as part of the process of providing market and Company data regarding executive compensation to the Compensation Committee. In addition, the Consultant and members of the Company’s management discuss Company goals and objectives.

Compensation Committee meetings are held once per quarter and teleconferences and ad-hoc meetings are held as needed. Agendas are based on a pre-determined schedule of activities as set by the Compensation Committee, and other agenda items are added on an as-needed basis. The Compensation Committee’s charter authorizes the Compensation Committee to delegate duties to standing and ad-hoc sub-committees as it deems necessary or advisable.

The Vice President, Human Resources, and the Director, Global Compensation and Benefits, develop recommendations on executive compensation matters prior to each meeting, in consultation with the CEO, other members of the management team and the Consultant. Management team members do not provide input on their own compensation. Generally, the Vice President, Human Resources, and the Director, Global Compensation and Benefits, attend Compensation Committee meetings to present these management views and recommendations. The Compensation Committee requests that the CEO attend certain portions of the meetings to discuss the performance of and present compensation recommendations for his direct reports. Additionally, the Committee requests the CEO’s perspective on the succession planning process and the overall compensation philosophy.

Nominating and Governance Committee
The Nominating and Governance Committee is responsible for evaluating Board composition, performance and compensation; soliciting, evaluating and making recommendations for candidates to the Board, including candidates recommended by stockholders; making recommendations regarding corporate governance matters and practices; and providing oversight of the Board’s operational structure and accountability. The Committee also conducts an annual review of the Board, each Board Committee and the Chairman of the Board based on input received from the Board and members of the Company’s management. The Board has adopted a set of Corporate Governance Guidelines, which the Nominating and Governance Committee is responsible for overseeing. A copy of the Committee’s current charter and the Company’s Corporate Governance Guidelines are available on the Company’s Web site at www.tellabs.com/investors.

The Board has determined that each member of the Nominating and Governance Committee is independent as defined by NASDAQ listing standards. Stockholders who wish to communicate with this Committee concerning potential director candidates may do so by corresponding with the Secretary of the Company. These communications should include the name, biographical data and any other relevant information about the individual who is the subject of the communication. In evaluating director candidates, the Committee considers a variety of factors including independence, diversity of business experience and expertise, industry and technical knowledge, and other related experience and knowledge. The Committee is authorized to hire third parties to assist with director nominations.

The Nominating and Governance Committee’s process for identifying and evaluating potential nominees to the Board typically consists of an exhaustive search and extensive internal deliberations using the services of a third-party executive search firm. The Committee uses a prescribed methodology for targeting potential director candidates. Specifically, the Committee develops a matrix of the skill sets of each then-serving Board member and compares those skills with the Company’s needs. The goal of such exercise is to determine whether any particular skills would benefit the Company, in addition to the minimum standard of being a qualified and distinguished individual. Through this process, the Committee believes that it is able to identify, evaluate and ultimately nominate individuals with the skills and experiences that would most appropriately benefit the Company and its stockholders, and enhance the strength and depth of the Board.

Corporate Governance

Corporate Governance Guidelines
As noted above, the Company has adopted Corporate Governance Guidelines. The primary purpose of these guidelines is to document the role of the Board, its composition, leadership, operations and committees. Each director and the Board are expected to promote the best interests of the stockholders in terms of corporate governance; fiduciary responsibilities; compliance with applicable laws and regulations; and maintenance of accounting, financial and other controls. The Board’s responsibility is to provide effective guidance of the affairs of the Company for the benefit of its stockholders and other constituencies. This guidance includes overseeing the conduct of the Company’s business and, where appropriate, approval of the Company’s financial objectives, major corporate plans, strategies and tactics. In addition, the Board selects the Company’s CEO and delegates to the CEO the authority and responsibility to manage the Company’s operations; acts as an advisor and counselor to the CEO and senior management; and evaluates the CEO’s performance.

As announced on November 8, 2007, Krish A. Prabhu, the Company’s former President, Chief Executive Officer and member of the Board, informed the Board of his decision to resign from these positions by March 1, 2008. A subcommittee of Tellabs directors, led by William F. Souders, conducted the search process for a replacement, assisted by recruitment firm Spencer Stuart. The Tellabs Board of Directors unanimously appointed Robert W. Pullen the Company’s President, Chief Executive Officer and elected him a member of the Board.

In February 2008, the Board amended the Company’s bylaws and made conforming changes to the Corporate Governance Guidelines to require a nominee for director in an uncontested election to be elected by the majority of the votes cast. These changes build on the previous changes to the Company’s Corporate Governance Guidelines relating to the election of directors. An uncontested nominee who does not receive a majority vote and who is an incumbent director must tender his or her resignation to the Company. In such cases, the Nominating and Governance Committee is required to evaluate the resignation and make a recommendation to the Company’s full Board (excluding the director nominee who tenders a resignation) as to whether the Board should accept the resignation. The Board will reach a decision that it believes is in the best interests of the Company and its stockholders, and will publicly disclose its decision and rationale within 90 days after the certification of the related stockholder vote. These changes are reflected in the Company’s amended and restated By-Laws and the revised Corporate Governance Guidelines, which can be found on the Company’s Web site at www.tellabs.com/investors.

The Company offers industry, market, corporate governance and financial education opportunities for its Board members. Each independent Board member is required to participate in educational programs (both internal and external) as deemed appropriate by the Board member. The Board has adopted guidelines that require a director to offer to resign if the director changes employment, retires or has a significant change in his or her roles/responsibilities outside the Company. A director also must receive approval from the Board prior to accepting a director position at any public company or any private company in a related business. Additionally, Board members are required to offer not to run for re-election for a term that will begin after their 72nd birthday.

Director Independence
Each of the Company’s directors, other than Messrs. Birck and Pullen, qualifies as “independent” in accordance with the applicable NASDAQ listing standards. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings Held in 2007 and Attendance
During 2007, ten meetings of the Board of Directors, eleven meetings of the Audit and Ethics Committee, six meetings of the Compensation Committee and five meetings of the Nominating and Governance Committee were held. Each director attended at least 75% of the total number of Board meetings and the meetings of the committees on which such director served during 2007. All of the directors who were then serving attended the 2007 Annual Meeting of Stockholders. Each Board member is expected to attend the Annual Meeting of Stockholders unless extraordinary circumstances prevent him or her from doing so.

Executive Sessions
Following the regular Board meetings, the independent directors conduct separate meetings of only the independent directors. The Board has a lead director role that rotates among the chairpersons of the Board committees, who is responsible for leading the independent director meetings. The Board and each Committee are authorized to directly engage outside consultants and legal counsel to assist and advise the Board and each Committee as each believes useful or necessary.

Compensation Committee Interlocks and Insider Participation
During 2007, the following Board members served on the Company’s Compensation Committee: Frank Ianna, Stephanie Pace Marshall, William F. Souders and Jan H. Suwinski. All decisions regarding the compensation of the executive officers were made by the Compensation Committee of the Board of Directors, which is composed entirely of non-employee, independent members of the Board of Directors. Although Messrs. Birck and Prabhu made recommendations to the Committee with regard to the compensation of the other executive officers, including the other named executive officers (or NEOs), they did not participate in the Committee’s deliberations with respect to their own compensation.

Director Compensation

In May 2007, as part of its review of the compensation of our independent directors, the Nominating and Governance Committee consulted with the management of the Company and with the Consultant, Pearl Meyers & Partners, regarding independent director compensation. The Consultant followed a process substantially similar to the benchmarking process, including the same peer groups, used for determining the Company’s executive Compensation and made recommendations to the Committee. As a result of this review the Committee recommended and the Board approved a number of changes to director compensation effective for 2007. The changes included increased annual retainers for the independent directors and the committee chairpersons as well as a different equity compensation package.

For 2007, each independent director earned an annual retainer of $40,000 and a fee of $1,500 for each Board meeting attended in person and $1,000 for each substantive telephonic Board meeting. Additionally, each independent director earned a committee meeting fee of $1,000 for each committee meeting attended in person and $500 for each substantive telephonic meeting. The chairperson of the Compensation Committee earned an annual retainer of $8,000. The chairperson of the Nominating and Governance Committee earned an annual retainer of $6,000. The chairperson of the Audit and Ethics Committee earned an annual retainer of $12,000. No other additional retainers for committee members were earned during 2007. The directors are given the opportunity to allocate their annual retainer and meeting fees into the Company’s deferred income plan, although no director elected to do so in 2007. Such allocation can be in the form of cash or stock units (each of which represents the right to receive a share of Company Common Stock) as requested by the director making the deferral. Directors who also serve as officers of the Company do not receive the director compensation outlined in this section.

Beginning in May 2007, each independent director received 15,000 non-qualified stock options and 5,000 restricted stock units (RSUs) from the Plan, vesting one year from the grant date. This annual grant is made on the last day of the month of the initial grant received by each independent director. Because certain directors had received an annual grant prior to the May 2007 change in the number of RSUs awarded, these directors received a one time 3,000 RSU grant on May 31, 2007.

For 2008, each independent director not previously serving as a director shall receive an initial non-qualified stock option grant to purchase 10,000 shares of the Company’s stock and a 5,000 RSU award under the Plan on the last day of the month such person is elected as an independent director. One-third of the initial stock option and RSU awards become exercisable in cumulative annual installments. If such person is still serving as a non-employee director, such person will be granted a stock option to purchase 10,000 additional shares as well as an RSU award of 5,000 shares each year thereafter on the last trading day of April. The annual stock options and RSU awards become fully exercisable one year from the date of grant.

In addition, the Company reimburses its directors for reasonable expenses in connection with attendance at Board and committee meetings and the Company’s annual stockholder meetings.

If a director ceases to be a director of the Company for any reason other than death or disability, stock options held by such director may be exercised, subject to the expiration date of the stock options, for three months after such termination, but only to the extent such stock options were exercisable on the date of termination. If a directorship is terminated because of disability, the stock option may be exercised, subject to the expiration date of the stock option, for up to three years (depending on the plan and award agreement governing that option) after such termination, but only to the extent the stock option was exercisable on the date of disability. In the event a directorship is terminated due to the death of a director, the stock option may be exercised, subject to the expiration date of the stock option, for up to one year after such termination, and such director’s unvested stock options shall fully vest. Stock options granted to non-employee directors under the 2004 Incentive Compensation Plan are not transferable.

The Nominating and Governance Committee is responsible for establishing stock ownership guidelines for the independent directors. In October 2005, the Committee adopted guidelines that require each independent Board member to own stock valued at four times the annual retainer paid to the independent directors. The stock ownership guideline is to be met within five years after October 2005 or a director’s initial election to the Board if initially elected after October 2005. As of year-end 2007, each director is on target to meet the ownership guidelines within the initial five-year compliance window.

Director Compensation Table for 2007
The following table summarizes the total compensation earned by each member of the Company’s Board for service during the fiscal year ended December 28, 2007. Since Messrs. Birck and Prabhu were compensated as officers of the Company, they were not entitled to additional compensation as directors.

					Change in
					Pension Value
	Fees				and Non-Qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards(1)	Awards(1)	Compensation	Earnings	Compensation	Total

Michael J. Birck(2)	–	–	–	–	–	–	–
Linda Beck(3)	$53,500	$37,202	$72,368	–	–	–	$163,070
Bo Hedfors(4)	$62,000	$43,404	$71,295	–	–	–	$176,699
Frank Ianna(5)	$56,500	$20,524	$78,335	–	–	–	$155,359
Fred A. Krehbiel(6)	$55,000	$34,281	$65,328	–	–	–	$154,609
Michael E. Lavin(7)	$75,500	$43,404	$71,295	–	–	–	$190,199
Stephanie Pace Marshall(8)	$66,500	$39,515	$65,242	–	–	–	$171,257
Krish A. Prabhu(9)	–	–	–	–	–	–	–
William F. Souders(10)	$70,500	$43,404	$71,295	–	–	–	$185,199
Jan H. Suwinski(11)	$59,500	$43,404	$71,295	–	–	–	$174,199

(1)	A discussion of the assumptions used in calculating these values may be found in Note 8 to our 2007 audited financial statements on pages 47-49 of the Company’s 2007 Annual Report, which accompanies this Proxy Statement.

(2)	Mr. Birck also serves as the Company’s Chairman, an executive officer position. In 2007, Mr. Birck received a salary of $520,000 for his service as Chairman, and did not receive a bonus or any equity award. Mr. Birck is entitled to other benefits that are generally available to all full-time employees, and he participated in the Company’s fixed interest fund (as described in the footnotes to the Summary Compensation Table below). Since Mr. Birck was compensated as an employee of the Company, he does not receive compensation as a director.

(3)	The combined grant date fair value of the RSU awards granted in 2007 to Ms. Beck is $52,990. The grant date fair value of the stock option award granted in 2007 to Ms. Beck is $64,149. At fiscal year-end 2007, Ms. Beck had 25,000 stock options outstanding and 5,000 RSU awards outstanding.

(4)	The combined grant date fair value of the RSU awards granted in 2007 to Mr. Hedfors is $54,090. The grant date fair value of the stock option award granted in 2007 to Mr. Hedfors is $59,913. At fiscal year-end 2007, Mr. Hedfors had 63,000 stock options outstanding and 5,000 RSU awards outstanding.

(5)	The grant date fair value of the RSU award granted in 2007 to Mr. Ianna is $33,500. The grant date fair value of the stock option award granted in 2007 to Mr. Ianna is $39,551. At fiscal year-end 2007, Mr. Ianna had 55,000 stock options outstanding and 5,000 RSU awards outstanding.

(6)	The grant date fair value of the RSU award granted in 2007 to Mr. Krehbiel is $56,750. The grant date fair value of the stock option award granted in 2007 to Mr. Krehbiel is $67,317. At fiscal year-end 2007, Mr. Krehbiel had 61,000 stock options outstanding and 5,000 RSU awards outstanding.

(7)	The combined grant date fair value of the RSU awards granted in 2007 to Mr. Lavin is $54,090. The grant date fair value of the stock option award granted in 2007 to Mr. Lavin is $59,913. At fiscal year-end 2007, Mr. Lavin had 65,000 stock options outstanding and 5,000 RSU awards outstanding.

(8)	The combined grant date fair value of the RSU awards granted in 2007 to Dr. Marshall is $52,990. The grant date fair value of the stock option award granted in 2007 to Dr. Marshall is $64,149. At fiscal year-end 2007, Dr. Marshall had 30,000 stock options outstanding and 5,000 RSU awards outstanding.

(9)	Mr. Prabhu also served as a Director and was the Company’s CEO until March 1, 2008. Mr. Prabhu’s compensation as CEO is reflected in the Summary Compensation Table below. Since Mr. Prabhu was compensated as an employee of the Company, he does not receive compensation as a director.

(10)	The combined grant date fair value of the RSU awards granted in 2007 to Mr. Souders is $54,090. The grant date fair value of the stock option award granted in 2007 to Mr. Souders is $59,913. At fiscal year-end 2007, Mr. Souders had 61,000 stock options outstanding and 5,000 RSU awards outstanding.

(11)	The combined grant date fair value of the RSU awards granted in 2007 to Mr. Suwinski is $54,090. The grant date fair value of the stock option award granted in 2007 to Mr. Suwinski is $59,913. At fiscal year-end 2007, Mr. Suwinski had 61,000 stock options outstanding and 5,000 RSU awards outstanding.

Executive Compensation

Compensation Discussion and Analysis

Introduction

This section contains information about the compensation programs and policies for executive officers of the Company. We have also presented a series of tables and narrative information about the compensation earned and paid in 2007 to the following individuals, who are our named executive officers (NEOs):

•	Krish A. Prabhu, Chief Executive Officer and President

•	Timothy J. Wiggins, Executive Vice President and Chief Financial Officer

•	Carl A. DeWilde, Executive Vice President, Global Sales, Services and Strategy

•	Daniel P. Kelly, Executive Vice President, Product Development

•	James M. Sheehan, Executive Vice President, Chief Administrative Officer and General Counsel

•	Stephen M. McCarthy, Former Executive Vice President, Global Sales and Service

The discussion in this section explains how and why we have arrived at the material compensation decisions for our NEOs. It also provides context for understanding the detailed information provided in the tables and narrative information below.

Objectives and Design

Our executive compensation philosophy links rewards with (a) financial performance of the Company, (b) achievement of strategic corporate objectives and (c) individual performance. It is our belief that this linkage focuses our executive officers on meeting financial and non-financial corporate goals that, in turn, will enhance stockholder value over the long-term.

Specific objectives of our executive compensation program include:

•	Providing our executives with opportunities to earn rewards that are competitive with the marketplace in which we compete for talent, so that we may attract and retain executives who will help ensure the Company’s success.

•	Supporting achievement of the Company’s annual and long-term goals and objectives by linking rewards to achievement of these goals and objectives, so that executives are rewarded for successful execution and are not rewarded when goals and objectives are not met.

•	Retaining superior executives over time to ensure stability of the management team.

To support these objectives, we designed a compensation program for 2007 that:

•	Was benchmarked to the external marketplace. We have compared our executive pay and pay structure to that of firms that are similar in terms of size and industry to the Company, and have structured our programs to link competitive pay for target performance, less than competitive pay for less than target performance, and superior pay for superior performance.

•	Allocated a significantly lower percentage of total compensation to “fixed pay” (base salary) than “variable pay” (bonuses and equity incentives). For 2007, the targeted mix was approximately 30% fixed pay versus 70% variable pay for our NEOs and other executive officers. The results of our external benchmarking indicate that these allocations are comparable to those of other firms similar to the Company in terms of industry and size.

•	Allocated a significant portion of total compensation to long-term equity incentives with multiple-year vesting requirements (in 2007 these long-term equity incentives included both restricted stock units (RSUs) and performance-based stock units (PSUs). PSUs granted in 2007 required achievement of corporate operating income and revenue-based targets for the 2007 fiscal year in order to be earned and vest over three years from the end of the performance period. RSUs granted in 2007 require an executive to remain with the Company through 2009 to fully vest.

Benchmarking

The Committee considers external competitiveness in establishing compensation opportunities for the NEOs. The Compensation Committee retained the Consultant, Pearl Meyer & Partners, to serve as compensation advisor to the Committee. The Committee worked with the Consultant to develop two custom peer groups of firms. In addition to referencing data collected from proxy and 10-K filings for the peer group companies, the Committee also considered data that the Consultant gathered from its published survey library.

Communications Equipment Peer Group

This peer group included nine publicly traded firms similar to the Company in terms of industry, revenue size, and market capitalization. In addition to referencing data from this peer group for understanding executive pay competitive norms and trends, the Committee with the Consultant compared the Company’s financial performance and aggregate equity compensation to that of peer group firms. The peer group firms are:

• 3Com Corporation • ADC Telecommunications, Inc. • Andrew Corporation • Avaya, Inc. • Ciena Corporation	• Harris Corporation • JDS Uniphase Corporation • Juniper Networks, Inc. • UTStarcom, Inc.

Cross Industry Peer Group

This peer group included the nine Communications Equipment Peer Group firms plus nine firms from related high technology industries for a total of eighteen firms. These nine firms were similar to the Company in terms of revenue size and market capitalization. The Committee with the Consultant referenced data from these firms in order to understand a broader industry perspective on competitive executive pay norms and trends. The Committee with the Consultant also compared the Company’s financial performance and aggregate equity compensation to this eighteen firm peer group. The nine additional firms are:

• Agere Systems, Inc. • Amphenol Corporation • Broadcom Corporation • Lam Research Corporation • Molex, Inc.	• Novellus Systems, Inc. • Tektronix, Inc. • Teradyne, Inc. • Western Digital Corporation

Elements of Compensation

The compensation program for our executive officers relies on three primary elements: base salary, bonus and long-term equity incentives. The Company also provides standard benefits and certain supplemental benefits to its executive officers, including the NEOs.

Base Salary

Base salaries provide compensation for core positional responsibilities and provide executive officers a level of predictability and security with regard to one element of pay. We have designed our compensation mix such that base salaries will approximate market 50th percentiles and, as stated above, account for approximately 30% of total compensation (the sum of base salary, bonus, and long-term equity incentives) at “targeted” levels of performance.

Base salary increases in 2007 included:

•	3.2% for Carl A. DeWilde

•	16.9% for Daniel P. Kelly

Base salary increases were awarded in recognition of changes in responsibilities related to organizational changes for these two NEOs. Mr. DeWilde assumed responsibility for global sales, services and strategy, while Mr. Kelly assumed responsibility for the global product development organization. Analysis from the Consultant, including benchmarking data, and recommendations from Mr. Prabhu were considered in the formulation of these increases.

No other NEOs received base salary increases in 2007, based on relative position to market and the recommendation of Mr. Prabhu. Based on company financial performance, Mr. Prabhu made the recommendation to not increase the salaries of his direct reports or himself. The resulting base salary amounts approximate the 45th percentile level.

Bonus

At the beginning of each year, the executive team develops, reviews with the Board and publishes internally a business framework that identifies the roadmap for the given year to promote and implement the Company’s strategic goals. The annual incentive program rewards achievement of these goals, specifically corporate financial goals (in 2007, operating income), as well as achievement of individual goals and strategic objectives. The Company references benchmarking data to develop a recommended target level of incentive for each executive officer payable upon achievement of target level performance. These recommended annual incentive targets are then reviewed and approved by the Committee. For Mr. Prabhu, the target was 75% of base salary. Targets for the other NEOs were either 50% or 60% of base salary.

Payment of the annual incentive is at the discretion of the Committee, and is determined based on an assessment of performance relative to goals. In 2007, we failed to achieve our financial performance goals as our 2007 operating income was significantly below our target. In light of this significant shortfall, management recommended that no bonus payments be awarded for 2007, although individual goals and strategic objectives may have been met. The Committee agreed, and no bonus payments were made to Mr. Prabhu or the other NEOs for 2007.

Bonus targets for the NEOs remain constant as a percentage of base salary, with the exception of Mr. Sheehan. Mr. Sheehan’s bonus target for 2008 has been increased to 60%, in line with the other Executive Vice Presidents. Annual incentive program goals for 2008 are aligned with the 2008 business framework that has been developed by the executive team and reviewed with the Board. Specific targets include net income and revenue financial goals, and attainment of corporate-wide strategic objectives. The Committee has discretion over the size of the payout, and may exercise this discretion to increase or decrease annual incentive payouts.

Long-Term Equity Incentives

Long-term equity incentive awards are made under our stockholder-approved 2004 Incentive Compensation Plan. Our executive compensation program is designed to align executives’ interests with those of stockholders, and is intended to provide strong incentives to achieve sustained stock price appreciation. Long-term equity incentive awards also reward continued employment with the Company (via multiple-year vesting periods) and, in the case of PSUs, achievement relative to pre-determined financial targets. Our mix of long-term incentive vehicles may, from year to year, change based on considerations of desired performance focus, retention needs and the balance of unvested equity held by our executives. In 2007, we selected PSUs as the primary long-term incentive vehicle. In 2008, we will include stock options as another component of our performance-based long-term incentive vehicle mix.

For both 2006 and 2007, PSU targets represented significant increases in revenue and operating income compared to previous fiscal year performance.

2006 Awards

In 2006, the Committee granted PSUs to our NEOs. The PSUs entitled the recipients to receive shares of the Company’s Common Stock in March 2008, contingent upon continued employment and the achievement of cumulative Company operating income (weighted 70%) and revenue (weighted 30%) targets for the 2006 and 2007 fiscal years. These targets were based on the Company’s internal business goals.

In order for shares of the Company’s stock to be issued under these PSUs, the Company’s operating income and revenue for 2006 and 2007 had to meet specified minimum target amounts. The number of shares of stock earned varied depending on the target amounts achieved. If the target amounts were achieved, then one share of stock was to be issued for each PSU granted. At minimum target performance, one-half share was to be issued for each PSU granted and at maximum target performance three shares were to be issued for each PSU granted.

Based on cumulative actual performance in 2006 and 2007, the Committee approved issuance of twenty percent of the total PSUs based on attainment tied to the revenue objective. No PSUs were issued based on operating income performance.

2007 Awards

During 2007, we used awards of PSUs and restricted stock units (or RSUs) as long-term incentives for our executive officers.

On July 24, 2007, we granted PSUs to each of our NEOs. The PSUs entitled the recipients to receive shares of the Company’s Common Stock commencing in March 2008, contingent on the achievement of Company operating income and revenue-based targets for the 2007 fiscal year that was set earlier in the year. Upon achievement of these financial measures and subject to continued employment, one-third of the shares earned would be issued in annual installments in March 2008, March 2009, and March 2010. This combination of performance hurdles and staggered payouts was intended to both motivate and reward recipients for superior short-term financial results and provide additional incentive for them to remain with the Company and achieve sustained financial performance through the payout period. At minimum target performance, one-half share would be earned for each PSU granted and at maximum target performance, two shares would be earned for each PSU granted. Since 2007 performance fell below threshold performance, none of the PSUs were earned and no amounts will be paid out with respect to them.

On August 6, 2007, we granted RSUs to each of our NEOs. Subject to continued employment, these RSUs entitled the recipients to receive shares of the Company’s Common Stock. The RSUs vest in two equal installments of 50% on each of the first and second anniversaries of the grant date. The awards are intended to further reinforce our goal of retention of the recipients during what has proven to be a difficult financial period.

The award sizes of these July and August grants were determined based on consideration of benchmarking data and the economic value of prior awards. The Committee also reviewed each NEO’s total compensation opportunity as well as the cumulative value of past awards as part of its long-term compensation review. Award sizes approximated the 25th percentile of benchmarking data for the CEO, and the 50th percentile of benchmarking data for other NEOs. The mix of RSUs and PSUs was intended to provide approximately 25% of total long-term incentive value via RSUs and approximately 75% of long-term incentive value via PSUs.

The form and level of these July and August grants were considered at the Committee’s meeting in April, and the awards were approved for all eligible employees, including the NEOs, on July 24, 2007. PSU grants were granted on the day of approval by the Committee. RSUs were granted on the same date in August as equity awards for the broader employee base. We aim to award grants on the first trading day during an open window of the fiscal month following approval by the Committee.

Subsequent to the July and August grants we determined that minimum operating income and revenue-based targets for the PSUs would not likely be met, so shares would likely not be issued from the 2007 PSU grant. A review of the stock options and other equity grants held by our NEOs as of October 2007 indicated that the total in-the-money value of unvested past equity grants provided little retention incentive in light of our stock price at that time. An additional analysis was completed of equity holdings of the broader employee population, with the same findings. The Committee determined that to provide a retention vehicle to the executive team and key employees, the Committee granted additional RSUs to each of our executive officers, including the NEOs and 12% of employees on October 29, 2007. Mr. Prabhu did not accept his award and therefore did not receive an award.

Subject to continued employment, these RSUs entitle the recipients to receive shares of the Company’s Common Stock. These RSUs vest in three equal installments on each of the anniversaries of the grant date.

The October grant was sized to provide two times the number of RSUs from the August grant. Following the grant, the total in-the-money value of unvested equity grants for each NEO approximated 1.5 times their base salary at the time of the October grant.

For additional information, please see the sections below entitled Grants of Plan Based Awards Table for 2007 and Outstanding Equity Awards at Fiscal Year-End Table for 2007.

Retirement Benefits

The Company does not maintain a defined benefit pension plan. The Company does provide a retirement savings plan, the Company’s 401(k) Plan, with a Company match to all eligible participants, including NEOs. A discretionary retirement contribution may also be approved by the Compensation Committee during their annual review of the 401(k) Plan.

The Company maintains a nonqualified deferred income plan for employees at or above senior manager level, including NEOs. This plan offers eligible participants a vehicle for additional retirement savings on a tax-deferred basis. Employees may defer up to 75% of annual salary, 100% of bonus and 100% of RSUs. Employees select investments in the deferred income plan from tracking funds that are a subset of those in the Company’s 401(k) Plan. Amounts deferred fully vest and are payable following termination of employment in accordance with the NEO’s election, and subject to a six month distribution delay in accordance with Internal Revenue Code section 409A.

Under a previous deferred income plan, participants did not select investments but instead were entitled to a fixed percentage return. In 2001, the Company changed the plan structure and this fixed percentage return fund was converted to a separate fund for those with existing balances but was closed to new deferrals. At the end of December 2007, the plan was transitioned to a new Code Section 409A compliant plan and the separate fixed-interest fund was discontinued. Messrs. Sheehan, McCarthy and Kelly participated in this fund (as noted in the Summary Compensation Table below).

We believe that these plans and programs assist the Company in attracting and retaining qualified executives.

Perquisites

The Company does not offer perquisites, although executives do participate in programs that are available to all employees. All employees, including NEOs, are eligible for a full menu of general benefit programs, including health insurance (medical, dental, vision), long-term disability and Company-provided term life insurance. In addition, NEOs are eligible for an executive whole life policy, which is provided for Company employees at or above the director level.

Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements

Messrs. Birck and Prabhu entered into employment agreements with the Company in February 2004. Both agreements had initial terms of two years, and unless earlier terminated or not renewed, would have renewed for additional one-year periods. Both Messrs. Prabhu and Birck elected not to renew their respective employment agreements, and on February 11, 2006, those employment agreements expired by their terms. As a result, neither executive has any contractual right to severance or other pay upon termination of employment, other than as provided under the equity awards or general benefit programs, nor is either executive bound to any non-compete or restrictive covenant obligation.

On November 8, 2007, we announced Mr. Prabhu’s intent to resign as the CEO on or prior to March 1, 2008. No severance or other incremental amounts have been or will be paid to Mr. Prabhu in connection with his resignation.

In 2005, the Company implemented an Executive Continuity and Protection Program to assist the Company in attracting and retaining well-qualified individuals to serve as executives and key personnel of the Company and to obtain from them certain restrictive covenants. The Executive Continuity and Protection Program was intended to replace the Company’s separate Change in Control Employment Agreements as those separate Change in Control Employment Agreements expired.

Messrs. McCarthy, Sheehan and Wiggins were parties to separate Change in Control Employment Agreements that expired on February 11, 2007. The Company entered into these agreements in 2004 for retention purposes in response to the then-uncertainty associated with our recruitment of a new CEO.

Messrs. DeWilde, Kelly, Sheehan and Wiggins are currently subject to the terms and conditions of the Executive Continuity and Protection Program. None of Messrs. DeWilde, Kelly, Sheehan and Wiggins otherwise have an employment agreement with the Company.

On August 22, 2007, Mr. McCarthy resigned as an executive officer of the Company. In connection with his agreement to remain with the Company through year end 2007 to assist with the transition of his duties, we entered into an agreement with Mr. McCarthy under which his compensation continued through his retirement at year end, at which time the Company paid Mr. McCarthy a lump sum payment of $344,500, accelerated the vesting of 50% of his equity awards and determined him to be eligible for retiree medical benefits.

For a detailed discussion relating to our Executive Continuity and Protection Program, please see the section below entitled Potential Payments Upon Termination or Change in Control.

Executive Stock Ownership Guidelines

The Company has stock ownership guidelines that apply to the executive officers, including the NEOs. These guidelines are in place to align the financial interests of the executives with those of the Company and its stockholders.

In July 2005, the Committee adopted revised stock ownership guidelines requiring the CEO to own the lesser of 200,000 shares or four times his or her salary and the other executive officers, including the NEOs, to own the lesser of 50,000 shares or three times the respective officer’s individual salary within five years of the July 2005 date, or, if later, the date he or she is appointed as an executive officer.

If an executive fails to comply with the guidelines, the Committee reserves the right to (i) limit future equity awards, (ii) require retention of portions of future equity exercises or shares that have vested or (iii) pay future bonus amounts in stock.

Stock directly owned, time-vested RSUs, options exercised and held, vested shares held in the Company’s 401(k) and deferred income plans and stock acquired under the Company’s employee stock purchase plan are counted toward fulfilling the ownership guidelines. Outstanding stock options (vested and unvested) as well as unearned PSUs do not count toward the ownership guidelines.

The Committee reviews guidelines compliance annually and as of year-end 2007, each NEO is on target to meet the ownership guidelines within the initial five-year compliance window.

Policy Regarding Accounting Treatment and Tax Deductibility

The Compensation Committee believes that the compensation arrangements that it approves for its executive officers will generally not exceed the $1 million deductibility limitation imposed by the provisions of Internal Revenue Code Section 162(m). For example, the Committee annually establishes a contingent maximum bonus amount for each NEO under the Company’s 2004 Incentive Compensation Plan in order to qualify the awarded annual incentive as deductible performance based compensation. In 2007, the Company established a range between one-half percent and one percent of EBITDA (earnings before interest, taxes, depreciation and amortization), depending on the NEO, as the maximum bonus amount. In certain situations and for certain executive officers, however, the Compensation Committee may approve compensation arrangements that exceed the deductible amount permitted under Section 162(m). No NEO payments in 2007 exceeded the 162(m) cap.

The Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate, including the payment of compensation under circumstances where the deductibility of such compensation may be limited by Internal Revenue Code Section 162(m).

We have also structured our executive compensation programs and policies with the intention that they comply with Section 409A of the Code which imposes additional taxes on executive officers for certain types of deferred compensation that are not in compliance with Section 409A.

Accounting considerations also play an important role in the design of our executive compensation programs and policies. SFAS 123(R) requires us to expense the cost of stock-based compensation awards. We consider the relative impact in terms of accounting cost in addition to other factors such as shareholder dilution, retentive impact and motivational impact when selecting long-term equity incentive instruments.

Compensation Consultants

To assist the Compensation Committee, the Company uses the services of a compensation consultant, Pearl Meyer & Partners. The Consultant’s role is to provide independent, third-party advice to assist the Compensation Committee in the evaluation and design of our executive and independent director compensation policies and programs, and with compensation decisions. The Consultant also advised the Nominating and Governance Committee with respect to director compensation. A more detailed discussion of the Compensation Committee’s use of the Consultant is contained in the section above entitled Committees of the Board — Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

March 19, 2008
William F. Souders (chairperson)
Frank Ianna
Stephanie Pace Marshall, Ph.D.
Jan H. Suwinski

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each NEO for the fiscal year ended December 28, 2007 and the fiscal year ended December 29, 2006. Our Compensation Committee considers a number of factors, including equity and non-equity based compensation, to assess, determine and set total compensation for each of the NEOs (see the discussion in the section above entitled Compensation Discussion and Analysis).

The Company uses a number of factors and benchmarks to determine each element of compensation. Those elements are then considered in the aggregate in an effort to balance market factors, individual performance and Company needs and performance. The Company targets a specific ratio of fixed compensation and variable pay when evaluating and awarding total compensation. For additional information see the section above entitled Compensation Discussion and Analysis.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified	All
				Stock	Option	Plan	Deferred	Other
Name and				Awards(1)	Awards(1)	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)	($)	($)	Earnings(2) ($)	($)	Total ($)

Krish A. Prabhu(3)
Chief Executive Officer	2007	$900,000	–	$227,159	$704,922	–	–	$59,737	$1,891,818
and President	2006	$900,000	$270,000	$727,142	$1,387,503	–	–	$59,301	$3,343,946

Timothy J. Wiggins(4)
Executive Vice	2007	$365,200	–	$85,428	$357,862	–	–	$44,413	$852,903
President & CFO	2006	$358,850	$98,600	$262,503	$463,252	–	–	$48,085	$1,231,290

Stephen M. McCarthy(5)
Executive Vice President	2007	$345,825	–	$61,415	$263,262	–	$19,157	$426,739	$1,116,398
Global Sales & Service	2006	$338,500	$93,000	$223,262	$444,867	–	$18,851	$41,726	$1,160,206

Carl A. DeWilde(6)
Executive Vice President
Global Sales, Services,	2007	$343,004	–	$105,027	$243,247	–	–	$51,960	$743,238
and Strategy	2006	$333,400	$91,600	$238,255	$228,201	–	–	$51,807	$943,263

Daniel P. Kelly(7)
Executive Vice President	2007	$306,212	–	$83,509	$196,177	–	$14,531	$29,747	$630,176
Product Development	2006	$282,500	$89,600	$220,955	$236,346	–	$14,299	$31,193	$874,893

James M. Sheehan(8)
Executive Vice President,	2007	$303,000	–	$78,051	$200,793	–	$14,973	$31,547	$628,364
CAO &General Counsel	2006	$297,750	$78,700	$221,980	$315,947	–	$14,734	$36,790	$965,901

(1)	Represents the dollar amount of the expense recognized for consolidated financial statement reporting purposes in accordance with SFAS 123(R) (without discount for estimated forfeitures) with respect to the fiscal year ended December 28, 2007. A discussion of the assumptions used in calculating these values may be found in Note 8 to our 2007 audited financial statements on pages 47-49 of the Company’s 2007 Annual Report.

(2)	The numbers reflected in this column reflect above-market interest under the Fixed Interest Fund in the Company’s Deferred Income Plan. The above-market interest is calculated as excess of the amount paid under the Fixed Interest Fund over 120% of the long-term applicable federal rate compounded monthly which the amount was averaged for all months during 2007.

(3)	For Mr. Prabhu: (a) Amounts of All Other Compensation for 2007 include (i) $22,640 representing Company contributions to his Deferred Income Plan account; (ii) $9,000 representing Company matching contributions and $4,500 representing Company discretionary contributions to Mr. Prabhu’s account in the Company’s 401(k) Plan; (iii) $17,802 for premiums paid for life and disability insurance; and (iv) $5,795 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits. (b) Amounts of All Other Compensation for 2006 include (i) $22,504 representing Company contributions to his Deferred Income Plan account; (ii) $8,800 representing Company matching contributions and $4,400 representing Company discretionary contributions to Mr. Prabhu’s account in the Company’s 401(k) Plan; (iii) $17,802 for premiums paid for life and disability insurance; and (iv) $5,795 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits. Mr. Prabhu resigned as CEO and President effective February 29, 2008.

(4)	For Mr. Wiggins: (a) Amounts of All Other Compensation for 2007 include (i) $14,269 representing Company contributions to his Deferred Income Plan account; (ii) $9,000 representing Company matching contributions and $4,500 representing Company discretionary contributions to Mr. Wiggin’s account in the Company’s 401(k) Plan; (iii) $12,221 for premiums paid for life and disability insurance; and (iv) $4,423 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits; and (b) Amounts of All Other Compensation for 2006 include (i) $18,284 representing Company contributions to his Deferred Income Plan account;; (ii) $8,800 representing Company matching contributions and $4,400 representing Company discretionary contributions to Mr. Wiggin’s account in the Company’s 401(k) Plan; (iii) $12,178 for premiums paid for life and disability insurance; and (iv) $4,423 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(5)	For Mr. McCarthy: (a) Amounts of All Other Compensation for 2007 include (i) $11,153 representing Company contributions to his Deferred Income Plan account; (ii) $9,000 representing Company matching contributions and $4,500 representing Company discretionary contributions to Mr. McCarthy’s account in the Company’s 401(k) Plan; (iii) $13,039 for premiums paid for life and disability insurance; (iv) $4,797 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits; (v) cash retirement severance payments of $344,500; and (vi) earned vacation payments of $39,750; and (b) Amounts of All Other Compensation for 2006 include (i) $10,744 representing Company contributions to his Deferred Income Plan account; (ii) $8,800 representing Company matching contributions and $4,400 representing Company discretionary contributions to Mr. McCarthy’s account in the Company’s 401(k) Plan; (iii) $12,985 for premiums paid for life and disability insurance; and (iv) $4,797 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(6)	For Mr. DeWilde: (a) Amounts of All Other Compensation for 2007 include (i) $4,500 representing Company discretionary contributions to Mr. DeWilde’s account in the Company’s 401(k) Plan; (ii) $35,310 for premiums paid for life and disability insurance; and (iii) $12,150 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits; and (b) Amounts of All Other Compensation for 2006 include (i) $4,400 representing Company discretionary contributions to Mr. DeWilde’s account in the Company’s 401(k) Plan; (ii) $35,257 for premiums paid for life and disability insurance; and (iii) $12,150 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(7)	For Mr. Kelly: (a) Amounts of All Other Compensation for 2007 include (i) $5,258 representing Company contributions to his Deferred Income Plan account; (ii) $9,000 representing Company matching contributions and $4,500 representing Company discretionary contributions to Mr. Kelly’s account in the Company’s 401(k) Plan; (iii) $8,128 for premiums paid for life and disability insurance; and (iv) $2,861 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits; and (b) Amounts of All Other Compensation for 2006 include (i) $7,031 representing Company contributions to his Deferred Income Plan account; (ii) $8,800 representing Company matching contributions and $4,400 representing Company discretionary contributions to Mr. Kelly’s account in the Company’s 401(k) Plan; (iii) $8,101 for premiums paid for life and disability insurance; and (iv) $2,861 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(8)	For Mr. Sheehan: (a) Amounts of All Other Compensation for 2007 include (i) $8,930 representing Company contributions to his Deferred Income Plan account; (ii) $9,000 representing Company matching contributions and $4,500 representing Company discretionary contributions to Mr. Sheehan’s account in the Company’s 401(k) Plan; (iii) $6,833 for premiums paid for life and disability insurance; and (iv) $2,284 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits; and (b) Amounts of All Other Compensation for 2006 include (i) $14,520 representing Company contributions to his Deferred Income Plan account; (ii) $8,800 representing Company matching contributions and $4,400 representing Company discretionary contributions to Mr. Sheehan’s account in the Company’s 401(k) Plan; (iii) $6,786 for premiums paid for life and disability insurance; and (iv) $2,284 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

Grants of Plan-Based Awards Table for 2007

The following table reflects each plan-based award granted to each NEO for the fiscal year ended December 28, 2007. All awards identified in the following table were awarded under the Company’s 2004 Incentive Compensation Plan. All equity awards granted in 2007 were a part of the Company’s overall compensation program and no separate consideration was paid by any NEO for such equity awards (see the section above entitled Compensation Discussion and Analysis).

								All
								Other
								Stock	All
								Awards;	Other
								Number	Option	Exercise
								of	Awards:	or
								Shares	Number	Base
		Estimated Future Payouts						of	of	Price
		Under Non-Equity			Estimated Future Payouts Under Equity			Stock	Securities	of	Grant
		Incentive Plan Awards			Incentive Plan Awards(1)			or	Underlying	Option	Date
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Fair
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Value(2)

Krish A. Prabhu	7/24/2007	–	–	–	50,000	100,000	200,000	–	–	–	$1,253,000
	8/6/2007	–	–	–	–	–	–	35,000	–	–	$366,800
Timothy J. Wiggins	7/24/2007	–	–	–	25,000	50,000	100,000	–	–	–	$626,500
	8/6/2007	–	–	–	–	–	–	15,000	–	–	$157,200
	10/29/2007	–	–	–	–	–	–	30,000	–	–	$276,000
Stephen M. McCarthy	7/24/2007	–	–	–	20,000	40,000	80,000	–	–	–	$501,200
	8/6/2007	–	–	–	–	–	–	12,000	–	–	$125,760
Carl A. DeWilde	7/24/2007	–	–	–	20,000	40,000	80,000	–	–	–	$501,200
	8/6/2007	–	–	–	–	–	–	12,000	–	–	$125,760
	10/29/2007	–	–	–	–	–	–	24,000	–	–	$220,800
Daniel P. Kelly	7/24/2007	–	–	–	20,000	40,000	80,000	–	–	–	$501,200
	8/6/2007	–	–	–	–	–	–	12,000	–	–	$125,760
	10/29/2007	–	–	–	–	–	–	24,000	–	–	$220,800
James M. Sheehan	7/24/2007	–	–	–	17,500	35,000	70,000	–	–	–	$438,550
	8/6/2007	–	–	–	–	–	–	10,000	–	–	$104,800
	10/29/2007	–	–	–	–	–	–	20,000	–	–	$184,000

(1)	The amounts shown in the Threshold column reflect the Performance Stock Unit minimum target performance amount which is 50% of the target amount. The amounts shown in the Maximum column reflect the Performance Stock Unit maximum target performance amount which is equal to 200% of the target amount.

(2)	Represents fair value of the award on the grant date, computed in accordance with SFAS 123(R). The valuation of these awards may be found in Note 8 to our 2007 audited financial statements on pages 47- 49 of the Company’s 2007 Annual Report.

Outstanding Equity Awards at Fiscal Year-End Table for 2007

The table below reflects all outstanding equity awards for each NEO for the fiscal year ended December 28, 2007.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number	Market	Unearned	Unearned
			Plan			of	Value	Shares,	Shares,
			Awards:			Shares or	of Shares	Units or	Units, or
	Number of	Number of	Number of			Units of	or Units	Other	Other
	Securities	Securities	Securities			Stock	of Stock	Rights	Rights
	Underlying	Underlying	Underlying	Option		That	That	That	That
	Unexercised	Unexercised	Unexercised	Exercise	Option	Have	Have	Have	Have Not
	Options (#	Options (#	Unearned	Price	Expiration	Not	Not	Not	Vested
Name	Exercisable)	Unexercisable)	Options (#)	($)	Date	Vested (#)	Vested ($)	Vested (#)	($)(8)

Krish A. Prabhu	384,000			$10.20	2/11/2014
	298,222	77,778(1)		$8.67	7/5/2015
	16,666	33,334(2)		$12.98	7/5/2016
						12,500(3)	$83,750
						35,000(4)	$234,500
								60,000(6)	$402,000
								100,000(7)	$670,000

Timothy J. Wiggins	67,400			$5.79	3/31/2013
	20,000			$6.50	7/28/2013
	42,300			$9.31	10/4/2014
	161,111	38,889(1)		$8.67	7/5/2015
	6,666	13,334(2)		$12.98	7/5/2016
						5,000(3)	$33,500
						15,000(4)	$100,500
						30,000(5)	$201,000
								35,000(6)	$234,500
								50,000(7)	$335,000

Stephen M. McCarthy	50,000			$49.28	4/1/2009
	25,000			$51.69	2/24/2010
	20,000			$61.88	6/23/2010
	15,000			$50.31	1/2/2011
	40,500			$16.63	7/12/2011
	250			$8.65	5/2/2012
	37,500			$6.01	7/1/2012
	30,000			$6.50	7/28/2013
	80,000			$9.10	1/28/2014
	40,000			$9.31	10/4/2014
	90,278			$8.67	7/5/2015
	13,333			$12.98	7/5/2016

Carl A. DeWilde	40,000			$8.48	12/6/2014
	59,166	19,445(1)		$8.67	7/5/2015
	6,666	13,334(2)		$12.98	7/5/2016
						5,000(3)	$33,500
						12,000(4)	$80,400
						24,000(5)	$160,800
								25,000(6)	$167,500
								40,000(7)	$268,000

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number	Market	Unearned	Unearned
			Plan			of	Value	Shares,	Shares,
			Awards:			Shares or	of Shares	Units or	Units, or
	Number of	Number of	Number of			Units of	or Units	Other	Other
	Securities	Securities	Securities			Stock	of Stock	Rights	Rights
	Underlying	Underlying	Underlying	Option		That	That	That	That
	Unexercised	Unexercised	Unexercised	Exercise	Option	Have	Have	Have	Have Not
	Options (#	Options (#	Unearned	Price	Expiration	Not	Not	Not	Vested
Name	Exercisable)	Unexercisable)	Options (#)	($)	Date	Vested (#)	Vested ($)	Vested (#)	($)(8)

Daniel P. Kelly	10,000			$17.13	10/8/2008
	8,000			$51.69	2/24/2010
	10,000			$61.88	6/23/2010
	5,000			$50.31	1/2/2011
	12,500			$16.63	7/12/2011
	250			$8.65	5/2/2012
	5,000			$6.01	7/1/2012
	20,000			$6.58	7/1/2013
	30,400			$9.31	10/4/2014
	75,555	19,445(1)		$8.67	7/5/2015
	6,666	13,334(2)		$12.98	7/5/2016
						5,000(3)	$33,500
						12,000(4)	$80,400
						24,000(5)	$160,800
								25,000(6)	$167,500
								40,000(7)	$268,000

James M. Sheehan	10,000			$17.13	10/8/2008
	8,000			$51.69	2/24/2010
	10,000			$61.88	6/23/2010
	12,000			$50.31	1/2/2011
	16,490			$16.63	7/12/2011
	250			$8.65	5/2/2012
	50,000			$6.01	7/1/2012
	80,000			$6.50	7/28/2013
	35,000			$9.31	10/4/2014
	80,555	19,445(1)		$8.67	7/5/2015
	6,666	13,334(2)		$12.98	7/5/2016
						5,000(3)	$33,500
						10,000(4)	$67,000
						20,000(5)	$134,000
								25,000(6)	$167,500
								35,000(7)	$234,500

(1)	These options vest and become exercisable in equal monthly installment through July 5, 2008.

(2)	These options vest and become exercisable in equal annual installments through July 5, 2009.

(3)	These awards vest on July 5, 2008.

(4)	These awards vest in equal annual installments through August 6, 2009.

(5)	These awards vest in equal annual installments through October 29, 2010.

(6)	These PSU awards vest on March 14, 2008, subject to continued employment through such date as well as certain company performance goals, as described in the section above entitled Compensation Discussion and Analysis. The amounts shown reflect a payout at the target amount.

(7)	These PSU awards vest in equal annual installments through March 1, 2010, subject to continued employment through such date as well as certain company performance goals, as described in the section above entitled Compensation Discussion and Analysis. The amounts shown reflect a payout at the target amount.

(8)	Value of shares represented by the outstanding stock awards based on $6.70, the closing price of our common stock on December 28, 2007, the last trading day of our fiscal year.

Option Exercises and Stock Vested Table for 2007

The following table reflects option exercises and stock vested for each NEO during the fiscal year ended December 28, 2007.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized	Acquired on		Value Realized
Name	on Exercise (#)	on Exercise	Vesting (#)		on Vesting

Krish A. Prabhu	—	—	72,500	(1)	$788,600
Timothy J. Wiggins	—	—	7,400	(2)	$81,824
Stephen M. McCarthy	—	—	15,780	(3)	$137,483
Carl A. DeWilde	—	—	11,000		$97,100
Daniel P. Kelly	—	—	6,740	(4)	$74,722
James M. Sheehan	—	—	6,980	(5)	$77,305

(1)	For Mr. Prabhu, of the 72,500 shares acquired on vesting, 72,500 shares were deferred into the Tellabs, Inc. Deferred Income Plan, with a value realized of $788,600. The deferral plan provides that upon termination the RSUs will be valued on the last date of the month in which Mr. Prabhu’s last regular paycheck is paid and is released to Mr. Prabhu pursuant to his distribution election, subject to the requirements of Code Section 409A.

(2)	For Mr. Wiggins, of the 7,400 shares acquired on vesting, 4,900 shares were deferred into the Tellabs, Inc. Deferred Income Plan, with a value realized of $53,824. The deferral plan provides that upon termination the RSUs will be valued on the last date of the month in which Mr. Wiggins last regular paycheck is paid and is released to Mr. Wiggins pursuant to his distribution election, subject to the requirements of Code Section 409A.

(3)	For Mr. McCarthy, of the 15,780 shares acquired on vesting, 2,280 shares were deferred into the Tellabs, Inc. Deferred Income Plan, with a value realized of $24,533. The deferral plan provides that upon termination the RSUs will be valued on the last date of the month in which Mr. McCarthy’s last regular paycheck is paid and is released to Mr. McCarthy pursuant to his distribution election, subject to the requirements of Code Section 409A.

(4)	For Mr. Kelly, of the 6,740 shares acquired on vesting, 1,740 shares were deferred into the Tellabs, Inc. Deferred Income Plan, with a value realized of $18,722. The deferral plan provides that upon termination the RSUs will be valued on the last date of the month in which Mr. Kelly’s last regular paycheck is paid and is released to Mr. Kelly pursuant to his distribution election, subject to the requirements of Code Section 409A.

(5)	For Mr. Sheehan, of the 6,980 shares acquired on vesting, 1,980 shares were deferred into the Tellabs, Inc. Deferred Income Plan, with a value realized of $21,305. The deferral plan provides that upon termination the RSUs will be valued on the last date of the month in which Mr. Sheehan’s last regular paycheck is paid and is released to Mr. Sheehan pursuant to his distribution election, subject to the requirements of Code Section 409A.

Nonqualified Deferred Compensation Table for 2007

The following table reflects information related to each NEO’s deferral of compensation during the fiscal year ended December 28, 2007, under the Company’s nonqualified Deferred Income Plan. A more detailed discussion related to the Company’s Deferred Income Plan is contained in the section above entitled Compensation Discussion and Analysis.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY	in Last FY(1)	in Last FY	Distributions	12/31/07

Krish A. Prabhu(2)	$1,368,380	$22,504	$(153,663)	–	$3,141,259
Timothy J. Wiggins(3)	$54,810	$18,284	$(68,648)	–	$181,276
Stephen M. McCarthy(4)	$105,483	$10,744	$97,720	–	$1,060,783
Carl A. DeWilde	–	–	–	–	–
Daniel P. Kelly(5)	$100,044	$7,031	$63,732		$799,459
James M. Sheehan(6)	$29,175	$14,520	$27,020	–	$425,095

(1)	The amounts in this column, although contributed in 2007, represent 2006 contributions by the Company.

(2)	For Mr. Prabhu, the amount identified in the Executive Contributions column that is reported in the Summary Compensation Table is $1,103,600, which represents compensation and equity. The amount in the Executive Contributions column includes $264,780 of bonus that was paid in 2007 but was part of 2006 performance and was included in our 2007 proxy statement disclosure for Mr. Prabhu’s 2006 compensation.

(3)	For Mr. Wiggins, the amount identified in the Executive Contributions column that is reported in the Summary Compensation Table is $53,824, which represents equity. The amount in the Executive Contributions column includes $986 of bonus that was paid in 2007 but was part of 2006 performance and was included in our 2007 proxy statement disclosure for Mr. Wiggin’s 2006 compensation.

(4)	For Mr. McCarthy, the amount identified in the Executive Contributions column that is reported in the Summary Compensation Table is $58,983, which represents compensation and equity. The amount in the Executive Contributions column includes $46,500 of bonus that was paid in 2007 but was part of 2006 performance and was included in our 2007 proxy statement disclosure for Mr. McCarthy’s 2006 compensation. The $19,157 represented in the Aggregate Earnings column reflects the excess interest as reported in the Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings.

(5)	For Mr. Kelly, the amount identified in the Executive Contributions column that is reported in the Summary Compensation Table is $55,244, which represents compensation and equity. The amount in the Executive Contributions column includes $44,800 of bonus that was paid in 2007 but was part of 2006 performance and was included in our 2007 proxy statement disclosure for Mr. Kelly’s 2006 compensation. The $14,531 represented in the Aggregate Earnings column reflects the excess interest as reported in the Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings.

(6)	For Mr. Sheehan, the amount identified in the Executive Contributions column that is reported in the Summary Compensation Table is $21,305, which represents equity. The amount in the Executive Contributions column includes $7,870 of bonus that was paid in 2007 but was part of 2006 performance and was included in our 2007 proxy statement disclosure for Mr. Sheehan’s 2006 compensation. The $14,973 represented in the Aggregate Earnings column reflects the excess interest as reported in the Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Potential Payments Upon Termination or Change in Control

The narrative and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the NEOs of the Company in the event of (a) termination without cause or constructive termination, (b) voluntary termination or discharge for cause, (c) death or disability, (d) retirement, (e) a change in control (without termination) and (f) termination following a change in control. Unless otherwise noted, the amounts shown in this section assume that such termination or change in control was effective as of December 28, 2007. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, which amount may vary depending on facts and circumstances surrounding such termination.

Overview

We maintain an Executive Continuity and Protection Program covering our NEOs that requires the Company to provide incremental compensation in the event of certain terminations of employment or a change in control (see the section above entitled Compensation Discussion and Analysis). All the NEOs are participants in the Executive Continuity and Protection Program.

Information with respect to the equity awards noted in this discussion can be found in the section above entitled Outstanding Equity Awards at Fiscal Year End Table for 2007.

Termination Without Cause or Constructive Termination

Severance For Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. Except as discussed below regarding certain outstanding PSUs, none of the NEOs was covered by any written employment agreement that would contractually entitle them to severance benefits in the event that one of them was terminated without cause or constructively terminated on December 28, 2007.

Outstanding Equity Awards Held by Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. All shares underlying outstanding PSUs, which otherwise become issuable in March 2008, subject to certain Company performance measures (as discussed above), will be issued on a pro-rated basis (based on the performance metrics achieved to date) if employment terminates without cause or constructively prior to the March 2008 issuance. There is no similar right in the case of option or stock awards.

Voluntary Termination or Discharge for Cause

Severance For and Equity Awards Held by Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. We are not obligated to pay any amounts over and above vested benefits if an executive officer’s employment terminates because of a voluntary termination or discharge for cause. In general, a discharge will be for cause if the executive has intentionally failed to perform his duties, engaged in illegal or gross misconduct that harms the Company, or been convicted of a felony involving moral wrongdoing. Further, violation of the Company’s Integrity Policy may be grounds for a discharge for cause.

Death or Disability

Benefits For Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. We provide our employees, including our NEOs, with group life and disability insurance coverage. The standard group life insurance benefit is equal to 150% of the executive’s annual base salary up to a maximum coverage of $600,000. In addition, the Company provides each NEO an executive life policy with a death benefit in the amount of $500,000 as well as an accidental death and dismemberment policy with a benefit of $450,000. The Company-provided disability benefit is equal to 50% of the executive’s base salary up to a maximum monthly benefit of $10,000, paid until age 65. These benefits would be paid to the NEO or his beneficiary, in addition to the vested benefits, in the event of the NEO’s death or disability. Had any of the NEOs become disabled on December 28, 2007, he would have been entitled to the $10,000 maximum monthly benefit. The benefits payable under these policies (and the amounts disclosed in the table below) are provided by the Company to its NEOs and do not include any supplemental amounts that an executive may elect to individually obtain through the Company at his expense.

PSU Awards For Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. We have provided that all shares underlying outstanding PSUs, which otherwise become issuable in March 2008, subject to certain Company performance measures, as discussed above, will be issued on a pro-rated basis (based on the performance metrics achieved to date) if employment terminates prior to the March 2008 issuance due to death or disability.

RSU and Stock Option Awards For Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. In the case of a termination due to a disability, all outstanding stock options may be exercised, subject to the expiration date of such stock options, for up to three years (depending on the plan and award agreement governing that stock option) after such termination, but only to the extent the stock option was exercisable on the date of the disability. In the case of a termination due to death, unvested stock options awards fully vest and all outstanding stock option awards may be exercised, subject to the expiration date of such awards, for up to one year after such termination. RSU awards do not automatically vest in the event an NEO becomes disabled or dies.

Retirement and Resignation

Severance For Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. We are not obligated to pay any amounts over and above vested benefits if a NEO’s employment terminates because of retirement by a NEO.

Retirement of Stephen M. McCarthy. On August 22, 2007, Stephen M. McCarthy, Executive Vice President, Global Sales and Service, announced his resignation as an officer of the Company and his intent to retire from the Company at the end of 2007. Pursuant to an agreement with the Company and upon his retirement, Mr. McCarthy was paid $344,500 and is eligible for retiree medical benefits. Additionally, 50% of Mr. McCarthy’s outstanding equity awards (restricted stock units and stock options) will accelerate (but not PSUs).

Equity Awards For Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. In the event of a termination due to retirement on or after attaining the age of 55 years, all or a portion of each option award held, to the extent not then exercisable, shall become exercisable in accordance with the schedule below based on one point for the NEO’s attained age and one point for each year of continuous service with the Company as of the date of retirement (including continuous service with an entity prior to the date such entity was acquired by the Company or an affiliate of the Company, but excluding any service prior to January 1, 1975), and all option awards held by the NEO to the extent then exercisable may be exercised at any time prior to the expiration date of the option award or within three years after the date of the NEO’s retirement, whichever period is shorter. There is no similar right in the case of RSU and PSU awards.
At least 70 but less than 80 points, 50% of each unvested award shall vest
At least 80 but less than 90 points, 75% of each unvested award shall vest
At least 90 points, 100% of each unvested award shall vest

As of December 28, 2007, Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins were not eligible for any accelerated vesting under the point system described above.

Change in Control (Without Termination)

Equity Awards For Messrs. DeWilde, Kelly, Prabhu, Sheehan and Wiggins. In the event that there is a change in control of the Company, the Company’s 2004 Incentive Compensation Plan and each individual award agreement (other than the 10/29/07 grant which only accelerate with termination) provide that all option, SSAR, RSU and PSU awards will become immediately vested and exercisable (as applicable) until they terminate pursuant to the terms of the award agreement or 2004 Incentive Compensation Plan terms. In such a situation, the PSUs will vest on a pro-rated basis (based on the performance metrics achieved to date), but in no event less than the target rate of one share for each PSU.

A change in control generally is any of the following events: (a) 20% or more of the Company’s securities are acquired by a single person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); (b) during any two consecutive year period, the directors of the Company’s Board cease to constitute at least a majority of the Company’s Board; (c) the Company is acquired by or sells its assets to a third party, unless (i) the stockholders before such transaction continue to own more that 50% of the Company after such transaction, (ii) no single person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) owns 20% or more of the Company’s securities and (iii) a majority of the directors before such transaction continue to serve on the Company’s Board after such transaction; or (d) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

Termination Following a Change in Control

Severance For Messrs. DeWilde, Kelly, Sheehan and Wiggins. Under our Executive Continuity and Protection Program, a participant will become entitled to severance benefits in the event of a qualifying termination of employment, which occurs within 24 months after a change in control of the Company (as described below). In such cases, that NEO would receive severance benefits equal to two times that participant’s base salary and bonus target, a pro-rated bonus based on the number of months the participant had served in the year of termination, and approximately 20% of such participant’s base salary in lieu of benefits. In addition, the Company would be obligated to pay the amount of any excise taxes, together with the additional income tax related to such excess amounts, imposed on the payments and benefits provided under this program. In exchange for the right to be covered by the Executive Continuity and Protection Program, the participant is required to (a) maintain the confidential information of the Company, (b) assign all intellectual property rights to the Company (to the extent not previously assigned), (c) for a 24 month restriction period, not compete with the Company (as an employee, stockholder (with limited exceptions), director, consultant and the like), not solicit for employment or employ any person who was employed by the Company within the six month period preceding the date of such hiring, and not induce any third party to terminate or not renew any relationship with the Company and (d) to execute a full release of all claims that the participant may have against the Company.

Table Quantifying Potential Termination Payments

The following table quantifies the amounts that each NEO would be entitled to receive following certain types of terminations or change in control. Each column in the following table is described in the above discussion. The amounts shown in the following tables are approximate and reflect certain assumptions that we have made in accordance with the SEC’s rules. These assumptions are that the termination of employment or change in control occurred on December 28, 2007, the last day of our 2007 fiscal year, and that the value of a share of our stock on that day was $6.70, the closing price.

In addition, in keeping with the SEC’s rules, the following discussion and amounts do not include payments and benefits that are not enhanced by the termination of employment or change in control. These payments and benefits include: benefits accrued under the Company’s qualified profit sharing and savings plan in which all employees participate; accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally; amounts accumulated under the non-qualified deferred income plan and stock options that have vested and become exercisable prior to the employment termination or change in control.

The following amounts for stock options do not include the exercise amounts that the named executive would be required to pay in order to exercise such stock option(s), only the enhanced benefit or value exceeding such aggregate exercise price. Thus, stock option awards with exercise prices of $6.70 or more per share are not included as such stock options would have had no enhanced value on December 28, 2007. The following table does not include columns for voluntary termination or retirement since we are not obligated to pay any amounts over and above vested benefits in either termination scenario.

The table below illustrates what would have been paid on December 28, 2007 upon termination or change in control for all NEOs other than Mr. McCarthy who retired as an executive officer prior to year-end.

						Termination
						without
						Cause or
		Termination				Constructive
		without			Change in	Termination
		Cause or			Control	Following
		Constructive			(without	Change in
Name	Benefit	Termination	Death	Disability	Termination)	Control

	Cash Payments	—	—	$120,000	—	—
Krish A. Prabhu	Option Vesting Acceleration	—	—	—	—	—
Chief Executive	PSU Vesting Acceleration	$80,400	$80,400	$80,400	$1,072,000	$1,072,000
Officer and President	RSU Vesting Acceleration	—	—	—	$318,250	$318,250
	Excise Tax & Gross Up	—	—	—	—	—
	AD&D	—	$450,000	—	—	—
	Life Insurance	—	$1,100,000	—	—	—

	Cash Payments	$154,508	—	$120,000	—	$1,460,740
Timothy J. Wiggins	Option Vesting Acceleration	—	—	—	—	—
Executive Vice	PSU Vesting Acceleration	$46,900	$46,900	$46,900	$569,500	$569,500
President &	RSU Vesting Acceleration	—	—	—	$134,000	$335,000
CFO	Excise Tax & Gross Up	—	—	—	—	$664,902
	AD&D	—	$450,000	—	—	—
	Life Insurance	—	$1,048,000	—	—	—

	Cash Payments	$134,615	—	$120,000	—	$1,400,000
Carl A. DeWilde	Option Vesting Acceleration	—	—	—	—	—
Executive Vice	PSU Vesting Acceleration	$33,500	$33,500	$33,500	$435,500	$435,500
President	RSU Vesting Acceleration	—	—	—	$113,900	$274,700
Global Sales, Service	Excise Tax & Gross Up	—	—	—	—	—
and Strategy	AD&D	—	$450,000	—	—	—
	Life Insurance	—	$1,025,000	—	—	—

	Cash Payments	$374,769	—	$120,000	—	$1,344,000
Daniel P. Kelly	Option Vesting Acceleration	—	—	—	—	—
Executive Vice	PSU Vesting Acceleration	$33,500	$33,500	$33,500	$435,500	$435,500
President,	RSU Vesting Acceleration	—	—	—	$113,900	$274,700
Product Development	Excise Tax & Gross Up	—	—	—	—	$583,905
	AD&D	—	$450,000	—	—	—
	Life Insurance	—	$1,004,000	—	—	—

	Cash Payments	$233,077	—	$120,000	—	$1,121,100
James M. Sheehan	Option Vesting Acceleration	—	—	—	—	—
Executive Vice	PSU Vesting Acceleration	$33,500	$33,500	$33,500	$402,000	$402,000
President, CAO &	RSU Vesting Acceleration	—	—	—	$100,500	$234,500
General Counsel	Excise Tax & Gross Up	—	—	—	—	$528,422
	AD&D	—	$450,000	—	—	—
	Life Insurance	—	$955,000	—	—	—

Security Ownership of Certain Beneficial Owners

The table below sets forth certain information with respect to each person known by the Company (other than Mr. Birck, the Company’s Chairman), pursuant to a review of the filings with the SEC reporting holdings as of December 31, 2007, to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company.

Name of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class(3)

Columbia Wanger Asset Management, L.P.(1) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	43,211,000	10.44%
Lord, Abbett & Co. LLC(2) 90 Hudson Street Jersey City, NJ 07302	25,237,663	5.75%

(1)	Based on information filed with the SEC February 29, 2008, and provided to the Company by Columbia Wanger Asset Management, L.P. (WAM), WAM has sole voting power with respect to 41,856,000 shares and sole dispositive power with respect to 43,211,000 shares, shared voting power and shared dispositive power with respect to no shares.

(2)	Based on information filed with the SEC and provided to the Company by Lord, Abbett & Co. LLC (LAC), LAC has sole dispositive power with respect to 25,237,663 shares and sole voting power with respect to 24,218,535 and shared voting power and shared dispositive power with respect to no shares.

(3)	Based on the total number of shares outstanding on December 31, 2007, the last business day of 2007 as reported by the beneficial owner.

Security Ownership of Management

The table below sets forth certain information as of February 25, 2008, with respect to the beneficial ownership of the Company’s outstanding shares of Common Stock by each current director of the Company, each nominee to become a director, each current NEO and all current executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership

		Stock Awards
	Beneficial	Exercisable
	Ownership	Within 60 Days	Total
Name of	(excluding stock	of Feb. 25,	Beneficial		Percent
Beneficial Owner	options)(1)	2008(2)	Ownership		of Class(3)

Directors and Nominees:
Michael J. Birck	34,669,630	300,000	34,969,630	(4)	8.7%
Linda W. Beck	5,000	21,666	26,666		*
Bo Hedfors	11,000	48,000	59,000		*
Frank Ianna	11,000	40,000	51,000		*
Fred A. Krehbiel	110,000	46,000	156,000		*
Michael E. Lavin	11,000	50,000	61,000		*
Stephanie Pace Marshall, Ph.D.	39,000	30,000	69,000		*
Robert W. Pullen	175,986	286,225	462,211		*
William F. Souders	31,000	46,000	77,000		*
Jan H. Suwinski	30,000	46,000	76,000		*
Other Named Executive Officers:
Timothy J. Wiggins	94,660	319,699	414,359		*
Carl A. DeWilde	50,699	116,943	167,642		*
Daniel P. Kelly	65,142	194,482	259,624		*
James M. Sheehan	76,835	320,072	396,907		*
All current executive officers and directors as a group (17 persons)	35,512,184	2,259,250	37,771,434		9.4%

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Shares of Common Stock subject to options or other rights exercisable within 60 days of February 25, 2008, are deemed to be outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on 400,069,628 shares outstanding on February 25, 2008.

(4)	Includes 2,248,870 shares held by Mr. Birck’s spouse. Mr. Birck disclaims beneficial ownership of such shares. Also includes 15,861,437 shares held by Oak Street Investments, L.P., a family limited partnership of which Mr. Birck is a general partner.

Proposal to Approve the Amended and Restated 2004 Incentive Compensation Plan

Background
In April 2004 the stockholders approved the adoption of the Tellabs, Inc. 2004 Incentive Compensation Plan (Plan). On January 24, 2008, subject to stockholder approval, the Company’s Board of Directors approved amending the Plan, based on the recommendation of the Compensation Committee. At the meeting, stockholders will be asked to approve an amended and restated 2004 Incentive Compensation Plan reflecting amendments approved by the Board.

The following description sets forth the material terms of the amended and restated Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan, blacklined to show the amended provisions is attached as Exhibit A. References to the “Amended Plan” mean the proposed amended and restated Plan. All capitalized terms which are not defined herein are defined in the Amended Plan.

Proposed Amendment
At this time, stockholders are being asked to approve the Amended Plan which authorizes an additional fourteen million seven hundred and fifty thousand (14,750,000) shares for issuance in connection with future awards made to eligible participants under the Plan. The Company believes additional shares are required maintain the ability to provide incentives with the appropriate mix of stock options, stock appreciation rights, and full value awards, such as performance shares and restricted stock awards. For information regarding shares currently available for issuance under the Amended Plan, please see Shares Available for Future Awards and Awards Outstanding below. In addition, the Amended Plan removes certain provisions relating to share recycling, establishes limitations on the number of shares which may be the subject to full value awards (awards other than options and stock appreciation rights), and requirements relating to minimum vesting requirements for a certain number of full value awards. The Company believes these changes are in keeping with good corporate governance practices. The Amended Plan also extends to 2018 the period during which awards may be made under the Plan. The Amended Plan does not affect the nature or amount of awards made under the Plan or alter the provisions relating to performance goals and performance-based awards. All other Plan terms and conditions will remain unchanged.

Purpose
The Amended Plan is intended to promote the success of the Company and its subsidiaries by providing incentives to employees, directors and consultants of the Company and subsidiaries that will link their personal interests to the financial success of the Company and its subsidiaries with growth in stockholder value. The Amended Plan is designed to provide flexibility to the Company and its subsidiaries in their ability to attract and retain the services of employees, directors and consultants upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.

Plan Highlights
The Amended Plan will enable the Company to maintain strict corporate governance practices in granting equity to employees that the Company believes are consistent with the interests of stockholders, including:

•	Limit on Shares Authorized for Future Awards: The Amended Plan will authorize an additional 14,750,000 shares for grant, bringing the total number of shares available for future awards under the Amended Plan to approximately 35,388,723 shares, which represents approximately 8.46% of the Company’s issued and outstanding shares of common stock as of January 24, 2008, the date the Board approved the increase in available shares, subject to stockholder approval.

•	Shares Available for Awards Other Than Stock Options and Stock Appreciation Rights: Of the shares available for grant under the Amended Plan, only 20,862,762 may be used for full value awards, which are awards made under the Amended Plan of other than stock options or stock appreciation rights. Any full value awards in excess of this limit will reduce the remaining shares available for issuance on the basis of 1.85 shares for each excess share.

•	No Liberal Recycling Provisions: The Amended Plan provides that the following shares will not be added back to the aggregate Plan limit: (1) shares tendered in payment of the option price; (2) shares withheld by the Company to satisfy tax withholding obligations; and (3) shares not issued upon the net settlement of stock options and stock appreciation rights or other awards.

•	Minimum Vesting and Restricted Period: Not more than 6,258,828 or 30%, of the 20,862,762 shares available for grant as full value awards may be issued under full value awards vesting prior to the third anniversary of the date of grant (or the first anniversary in the case of performance-based awards), although such awards may provide for earlier vesting in certain circumstances.

•	No Discount Stock Options: The Amended Plan prohibits the grant of stock options or stock appreciation rights with an exercise price less than the fair market value of our stock on the date of grant. Fair market value is the closing price of our stock on the date of grant.

•	No Repricing of Stock Options: The Amended Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval.

•	Material Amendments to the Plan Require Stockholder Approval: The Amended Plan states that a material amendment to the Plan will not be effective unless approved by the Company’s stockholders.

•	Independent Committee Administration: The Amended Plan is administered by a committee of the Board of Directors comprised entirely of independent directors.

The following table presents additional information with regard to the Company’s equity plans as of December 28, 2007

Securities
Remaining Available
for Future Issuance
	Securities to	Weighted-Average	Under Equity
	be Issued upon	Exercise Price of	Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding	Options,	Securities
	Options, Warrants	Warrants	Reflected in column
	and Rights	and Rights	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	30,581,723	$18.38	29,445,041	(1)
Equity compensation plans not approved by security holders(2)	6,406,931	$11.86	0
Total	36,988,654	$17.25	29,445,041

(1)	Includes 20,599,051 securities available under the 2004 Incentive Compensation Plan and 8,845,990 securities available under the 2005 Employee Stock Purchase Plan, which has been suspended by the Company.

(2)	These stock options were issued pursuant to equity plans that were assumed in merger transactions. The Company has not made, and will not make, any future grants or awards of equity securities under these plans.

Administration
The Compensation Committee of the Board of Directors will administer the Amended Plan. Under the Amended Plan, the Committee has broad discretion and authority to, among other things, select the officers, employees, directors and consultants to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Committee has full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the

Amended Plan. The Committee may delegate its authority to the Chief Executive Officer or to other officers, provided that such delegation will not extend to action with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility
Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Amended Plan. As of December 28, 2007 there were approximately 3,716 employees and 8 independent directors of the Company and its subsidiaries. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Future Awards and Awards Outstanding
The Amended Plan increases the number of shares available for issuance under the Plan by 14,750,000. As of January 24, 2008, a total of 20,638,723 shares remained available for grant under the Plan. Therefore, if the Amended Plan is approved, a total of approximately 35,388,723 shares will be available for grant under the Amended Plan, representing approximately 8.46% of the Company’s outstanding Common Stock as of January 24, 2008. In addition, as of January 24, 2008, a total of 11,310,818 previously granted options with an average exercise price of $9.94 are outstanding and unexercised under the Plan and 3,751,580 performance share and restricted share units (PSUs/RSUs) are outstanding and unvested under the Plan as of that date. These outstanding awards and shares eligible for grant as of January 24, 2008 are shown in the table.

2004 Incentive Compensation Plan

	Outstanding:	Shares remaining	Shares available for Grant
	Awards	eligible for Grant:	under Amended Plan

PSUs/RSUs (Full Value Awards)	3,751,580	6,112,762	20,862,762	(1)
Stock Options	11,310,818	20,638,723	35,388,723

(1)	Reflects limitation on number of shares which may be used for PSUs/RSUs and other full value awards. Shares used for PSUs/RSUs and other full value awards in excess of this amount deplete the remaining shares on a 1.85 to 1.0 basis.

To the extent that shares subject to an award under the Plan are not issued or are canceled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation, or expiration of such award, then such shares shall, to the extent of such forfeiture or cancellation, again be available for awards under the Plan. Under the Amended Plan, shares subject to an award will not again be available if such shares are surrendered or withheld as payment of either the exercise price of an award or of withholding taxes in respect of an award, or are not issued as a result of the net settlement of a stock option, stock appreciation right or other award. Awards settled solely in cash shall not reduce the number of shares available for awards under the Amended Plan.

Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Amended Plan.

Of the shares available for future awards under the Amended Plan, no more than 20,862,762 shares of Common Stock may be issued in the aggregate in respect of awards other than stock appreciation rights or stock options; provided, however, that to the extent more than 20,862,762 shares are issued in respect of awards other than stock appreciation rights or options, the aggregate number of shares available for issuance under the Amended Plan shall be reduced on the basis of 1.85 shares for each share issued. No more than 6,258,828 shares of Common Stock may be issued with respect to awards, other than stock appreciation rights or options, which at the date of grant are scheduled to fully vest prior to three years (or one year, in the case of performance based awards) from the date of grant. In addition, to comply with Code Section 162(m), the Amended Plan includes a limit of 1,000,000 shares of Common Stock as the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

The source of Common Stock issued with respect to awards may be authorized but unissued shares or treasury shares. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the Common Stock, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Amended Plan.

Awards
A participant in the Amended Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Amended Plan:

Stock Options.  Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share for all shares of Common Stock issued pursuant to stock options under the Amended Plan may not be less than 100% of the Fair Market Value (as defined in the Amended Plan) of a share of Common Stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. Up to 24,750,000 shares may be issued pursuant to incentive stock options. The Amended Plan limits the term of any stock option to 10 years and prohibits repricing of options.

Stock Appreciation Rights (“SARs”).  SARs entitle a participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR is granted. The payment may be made in shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination of both. Upon exercise of a SAR granted in conjunction with a stock option, the option may be required to be surrendered. The Amended Plan limits the term of any stock appreciation right to 10 years and prohibits repricing of stock appreciation rights.

Restricted Stock and Restricted Stock Units.  An award of Restricted Stock is an award of shares of Common Stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a share of Common Stock after the expiration of a restricted period determined by the Committee, and any other terms or conditions as the Committee may prescribe.

Performance Shares and Performance Units.  Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. Amounts earned under Performance Share and Performance Unit Awards may be paid in Common Stock, cash or a combination of both.

Awards under Deferred Compensation or Similar Plans.  Participants may receive the right to receive Common Stock or a fixed or variable share denominated unit granted under the Amended Plan or any deferred compensation or similar plan established from time to time by the Company.

Annual Incentive Awards.  Participants in the Amended Plan may receive Annual Incentive Awards. Under an Annual Incentive Award, the participant may receive an amount based on the achievement of performance goals established by the Committee. To comply with Code Section 162(m), the Plan contains an annual limit of $3,000,000 on the amount a single participant may earn under an Annual Incentive Award for any calendar year.

Other Incentive Awards.  The Committee may grant other types of awards which may be based in whole or in part by reference to Common Stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe. In addition, the Committee may award dividends or dividend equivalent rights as part or independently of other awards. To comply with Code Section 162(m), the Plan contains an annual limit of $3,000,000 on the amount a single participant may earn under any such Other Incentive Award. For purposes of this limitation, any award earned over a period greater than one year is deemed to have been earned ratably over the full and partial calendar years in such period.

Performance Goals
Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company’s Chief Executive Officer and its other named executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “performance-based compensation” is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than stock options and SARs, which are treated as “performance-based compensation”) as “performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid. Under Code Section 162(m), such material criteria must be reapproved by the stockholders every five years. Approval by the stockholders of the Amended Plan will serve as such reapproval.

For those types of awards under the Amended Plan intended to meet the definition of “performance-based compensation” the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria: total stockholder return, earnings, earnings per share, net income, gross margin, earnings before interest, taxes, depreciation and/or amortization, revenues, expenses, cash flow, indebtedness, market share, return on assets, return on equity, economic value added, assets, fair market value of the common stock, value of assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives or other financial, accounting or quantitative objectives established by the Committee. These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

At the end of each performance period for an award to covered employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Amended Plan and applicable law.

Termination of Employment or Services
The disposition of each award held by a participant at termination of employment or service as a director or consultant will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Amended Plan.

Change in Control
Unless otherwise provided by the Committee in the agreement applicable to an award (including any amendment or modification thereof), upon a Change in Control of the Company, all awards based on the Common Stock will immediately vest 100% and all performance-based awards will be immediately payable based upon the extent, as determined by the Committee, to which the performance goals for the performance period then in progress have been met up through the date of the Change in Control or based on 100% of the value on the date of grant of the performance based award, if such amount is higher.

Other Provisions
In general, except to the extent provided by the Committee in the specific terms of an award, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Amended Plan as it may deem advisable, including, but not limited to limitations under applicable securities laws, share ownership or holding period requirements, and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants.

The Committee may provide that the receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant pursuant to an applicable deferral plan established by the Company or a subsidiary.

The Committee may make awards on terms and conditions other than those described above or in the Amended Plan to comply with the laws and regulations of any foreign jurisdiction or to make the award more effective under such laws or regulations.

Effective Date, Amendment and Termination
If approved by the stockholders, the Amended Plan will become effective April 24, 2008, the date of the annual meeting of stockholders and will remain in effect until all shares subject to the Amended Plan have been purchased and/or acquired according to the provisions of the Amended Plan, provided, however, that no awards may be granted on or after April 24, 2018. The Board of Directors may terminate the Amended Plan at any time and may amend or modify the Amended Plan from time to time provided that no such action will materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company’s stockholders, no amendment or modification may increase the number of shares of Common Stock which may be issued under the Amended Plan (except pursuant to an adjustment related to a corporate change affecting the Common Stock), expand the types of awards available to participants under the Amended Plan, materially expand the class of persons eligible to participate in the Amended Plan, delete or limit the provisions prohibiting the repricing of stock options or stock appreciation rights or reduce the price at which shares may be offered under stock options or, extend the termination date for making awards under the Amended Plan, or become effective if such amendment or modification is required under the rules and regulations of the Nasdaq Stock Market or another national exchange on which the Common Stock is then listed, or other applicable law, rules or regulations, to be approved by the stockholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Amended Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations
The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Amended Plan. This discussion does not purport to be complete, and does not cover, among other things, foreign, state and local tax treatment.

Nonqualified Stock Options.  For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such stock options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year. Generally, the Company will be entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the stock option.

Incentive Stock Options.  No taxable income is recognized by a participant upon the grant of an incentive stock option under the Amended Plan. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the Amended Plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) generally, the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Stock Appreciation Rights (SAR).  No taxable income is recognized by a participant upon the grant of an SAR under the Amended Plan. Upon the exercise of an SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock received and the amount of cash received. Shares of Common Stock received upon the exercise of an SAR will, upon subsequent sale, be eligible for capital gain or loss treatment, with the capital gain holding period commencing on the date of exercise of the SAR. Generally, the Company will be entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards.  A recipient of Restricted Stock, Performance Shares or any other awards of shares of Common Stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the Common Stock at the time the shares have been delivered and are no longer subject to forfeiture. A participant may elect under Section 83(b) of the Code within 30 days of the date of the grant of shares of Common Stock to recognize ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares. Upon sale of the Restricted Stock or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, or if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant. The tax basis will be equal to the Fair Market Value recognized by the participant as ordinary income. Generally, the Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units.  A recipient of units will generally be subject to tax at ordinary income rates on the Fair Market Value of any Common Stock issued or cash paid pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Annual Incentive Award and Other Incentive Awards.  A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Other incentive awards.  The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

New Plan Benefits
Except for stock options and RSU grants made to directors as compensation in accordance with our director compensation policy, no determination has yet been made as to the amount or terms of any stock-based incentives or any future cash awards under the Amended Plan. Future grants of stock-based incentives or any future cash awards under the Amended Plan will be made to the Named Executive Officers and the other participants as determined by the Committee. Information concerning director compensation may be found in the section Director Compensation and concerning equity awards to the NEOs in the Compensation Discussion and Analysis, Grants of Plan Based Awards Table for 2007 and Outstanding Equity Awards at FYE for 2007.

Vote Required
The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Meeting and entitled to vote thereon is required to approve the Amended Plan. Abstentions, and shares not voted by stockholders of record present or represented at the Meeting and entitled to vote, will have the same effect as a vote cast against the proposal.

Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted for this proposal and the adoption of the Amended Plan unless otherwise instructed by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE TELLABS, INC. AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based on a review of documents in the Company’s possession, and on written representations from reporting persons, we believe that during fiscal year 2007, all of the Company’s officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, except for Thomas P. Minichiello, VP Finance & Chief Accounting Officer, an officer of the Company who filed a late Form 3. You can obtain a copy of such reports by visiting the Company’s Web site at www.tellabs.com/investors.

Transactions with Related Persons

Kevin Birck, the son of Michael J. Birck, Chairman of the Board of the Company, is employed by the Company as director in the Company’s global operations group. During fiscal year 2007, Kevin Birck earned an aggregate salary of approximately $155,157 and participated in the Company’s other broad-based benefits plans. Michael J. Birck was not involved in determining the compensation of Kevin Birck.

Fred A. Krehbiel, a member of the Company’s Board of Directors and Nominating and Governance Committee, is also the Co-Chairman of the Board and former Chief Executive Officer of Molex Incorporated, and based on information made available to the Company, beneficially owns, including with members of his family, more than 10% of the outstanding stock of Molex. Mr. Krehbiel’s brother is also a director, officer and stockholder of Molex. Further, Michael J. Birck, Chairman of the Board of the Company and a beneficial owner of greater than 5% of the Company’s outstanding stock, serves on the board of directors of Molex, and owns less than 1% of the outstanding stock of Molex. During the Company’s fiscal year ended December 28, 2007, the Company purchased product components from Molex. The aggregate amount of these purchases in 2007 was approximately $7.8 million. Neither Mr. Krehbiel nor Michael J. Birck was involved in the sales of these components to the Company by Molex nor negotiated any term or condition related to such sales.

During the past fiscal year, the Company is not aware of any other transactions in which any other director or other executive officer, or any other member of their immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules.

Policies and Procedures for Review and Approval of Related-Person Transactions

The Company believes that it has built a reputation for the highest levels of integrity in every aspect of its business. The Company prohibits transactions (regardless of amount, duration or subject matter) that involve an executive officer or Board member (or Board nominee) of the Company that might result in an actual or perceived conflict of interest with the Company. This policy includes executive officer’s and director’s family members as well as any entity or third party in which such person is employed, serves as an officer or director, or owns more than 10% of the Company’s outstanding stock. This policy requires that exceptions to this general prohibition be identified to the Company’s Audit and Ethics Committee by such person prior to consummation of any such transaction and the review, and where appropriate, approval, of such transaction by the Company’s Audit and Ethics Committee. The general parameters of this policy are contained in the Company’s Integrity Policy as well as the Company’s Corporate Governance Guidelines. Both documents can be found on the Company’s Web site at www.tellabs.com/investors.

At least annually and upon the appointment or election of any new officer or director, the Company’s General Counsel reviews this policy with the executive management team as well as the Board of Directors. It is the responsibility of the Audit and Ethics Committee, with substantial assistance of the Company’s General Counsel, to implement and apply this policy. The Company enforces this policy by requiring each officer and director annually to respond to a comprehensive questionnaire that is designed to identify any proposed or existing transaction or relationship that may be in conflict with the Company’s Integrity Policy or Corporate Governance Guidelines.

Audit and Ethics Committee Report

The following Audit and Ethics Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit and Ethics Committee of the Board of Directors has furnished the following report:

The Audit and Ethics Committee’s primary duties and responsibilities fall into four broad categories:

•	To serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	To appoint, compensate, retain and oversee the work of the Company’s independent auditor;

•	To oversee the work of the internal audit department and to provide it with organizational independence by providing it a direct reporting line to the Board of Directors; and

•	To oversee the Company’s compliance with legal and regulatory requirements and its code of ethics.

During the course of each fiscal year, the Audit and Ethics Committee devotes the attention that it deems necessary and appropriate to each of the matters assigned to it under the Committee’s charter. A current copy of the charter can be found on the Company’s Web site at www.tellabs.com/investors. The Committee believes that it has satisfied its Committee charter responsibilities for fiscal year 2007.

In overseeing the preparation of the Company’s financial statements, the Audit and Ethics Committee met with management and the Company’s internal and independent auditors to review and discuss all financial statements (including the Company’s audited financial statements), earnings releases and related SEC filings prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Ethics Committee, among other things, has received the written disclosures and the letter from Ernst & Young LLP (the Company’s independent auditors) required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with Ernst & Young LLP matters relating to its independence, including disclosures made to the Committee and whether the provision of non-audit services by the auditors was compatible with the auditor’s independence. The Committee approves all non-audit services to be performed by the auditors as set forth in the Audit and Non-Audit Services Pre-Approval Policy. A copy of the policy is available on the Company’s Web site at www.tellabs.com/investors.

The Audit and Ethics Committee continued to monitor the scope and adequacy of the Company’s internal audit program, including proposals for adequate staffing and to strengthen internal procedures and controls, where and when appropriate.

The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit and Ethics Committee are in no way designed to supersede or alter those responsibilities. The Committee’s role does not provide any particular assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

Based on its reviews and discussions and subject to the limitations on the roles and responsibilities of the Audit and Ethics Committee as described herein and in its charter, the Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007, for filing with the Securities and Exchange Commission.

March 19, 2008
Michael E. Lavin (chairperson)
Bo Hedfors
William F. Souders
Jan Suwinski

Independent Auditor’s Fees and Services

In connection with the audit of the Company’s 2007 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP. The engagement agreement sets forth the terms by which Ernst & Young LLP will perform audit services for the Company, and includes alternative dispute resolution procedures and an exclusion of punitive damages.

The Company paid Ernst & Young LLP certain fees for services provided during fiscal years 2006 and 2007. Such fees were approximately as follows:

Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees

2007	$2,352,000	$6,000	$467,000	$0
2006	$2,268,427	$33,729	$312,376	$0

(1)	Includes aggregate fees billed for Ernst &Young LLP’s audit of the Company’s management’s assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, in addition to fees related to their audit of the Company’s financial statements.

(2)	Includes aggregate fees billed for accounting consultations.

(3)	Includes aggregate fees billed for tax compliance, tax audit assistance, and tax planning and advice.

As set forth in the Audit and Ethics Committee Report, the Committee has considered and determined that the provisions of the non-audit services described above were compatible with maintaining the auditor’s independence. The Committee pre-approves all audit and non-audit services provided by Ernst & Young LLP to the Company and its subsidiaries and approves the overall scope and plans for their audit activities, including the adequacy of staffing and compensation. A current copy of the Company’s Audit and Non-Audit Services Pre-Approval Policy is available on the Company’s Web site at www.tellabs.com/investors.

Proposal to Ratify Appointment of Independent Auditors

The Audit and Ethics Committee has selected Ernst & Young LLP, independent auditors, as the Company’s independent auditors in 2007, as it has done since 1997. Although action by the stockholders in this matter is not required, the Audit and Ethics Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting, and it will seriously consider stockholder input on this issue. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and, if the representative so desires, to make a statement.

The following proposal will be presented for action at the Annual Meeting by direction of the Board:

RESOLVED, that action by the Audit and Ethics Committee appointing Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the Company’s consolidated financial statements and management’s assessment of internal controls over financial reporting for the current fiscal year is hereby ratified, confirmed and approved.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

Future Stockholder Proposals, Director Nominations and Stockholder Communications

For inclusion in the Company’s Proxy Statement and form of proxy with respect to the 2009 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 17, 2008.

To nominate one or more directors for consideration at the 2009 Annual Meeting of Stockholders, a stockholder must provide notice, containing the information required by the Company’s by-laws, of the intent to make such nomination(s) by personal delivery or by mail to the Secretary of the Company, no later than November 17, 2008. Copies of those requirements will be sent to any stockholder upon written request. The Nominating and Governance Committee will evaluate any proposed nominees using similar criteria as used for other nominees and will consider such nominees in comparison to all other nominees. The Committee has no obligation to nominate any such individuals for election.

Additionally, if a proponent of a stockholder proposal at the 2009 Annual Meeting fails to provide notice of the intent to make such proposal by personal delivery or mail to the Secretary of the Company on or before November 17, 2008, (or by an earlier or a later date, if such date is hereafter established by amendment to the Company’s by-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

The Company welcomes communications from stockholders to the Board. Such communications should be addressed to the Secretary of the Company, who will review the communication and determine the appropriate handling of the communication. Alternatively, you may make contact through the Company’s Web site at www.tellabs.com/investors.

Other Matters

Management knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

By Order of the Board of Directors,

James M. Sheehan
Secretary
March 19, 2008

EXHIBIT A

TELLABS, INC.

AMENDED AND RESTATED
2004 INCENTIVE COMPENSATION PLAN

(As adopted January 24, 2008, subject to stockholder approval)

i

(continued)

ii

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan.  On January 24, 2008, the Board of Directors of Tellabs, Inc. (the “Company”) adopted, subject to the approval of stockholders, this amended and restated
incentive compensation plan
to be
known as the “Tellabs, Inc.
Amended and Restated 2004
Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards.

1.2 Purpose of the Plan.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in stockholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

1.3 Duration of the Plan.
The Plan was initially approved by the Board on February 20, 2004 and became effective upon approval by the stockholders in April 2004.
 The Plan
as amended and restated herein
 was approved by the Board on January 24, 2008, shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan.

Article 2. Definitions and Construction

2.1 Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Award” includes, without limitation, Options, Stock Appreciation Rights, Performance Share or Unit Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards as described in or granted under this Plan.

(b) “Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(c) “Change in Control” shall be deemed to have occurred the first to occur of:

(i) Any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding for this purpose, the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

(ii) During any two consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(A) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Company”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company;

(B) no person (as defined in Section 13(d) and 14(d) of the Exchange Act)(other than the Company, the Resulting Company or any employee benefit plan (or related trust) of the Company or such Resulting Company) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of the Resulting Company, except to the extent that such ownership resulted solely from ownership of securities of the Company prior to the Business Combination; and

(C) at least a majority of the members of the board of directors of the Resulting Company were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) A tender offer (for which a filing has been made with the Securities and Exchange Commission “SEC”) which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for voting securities of the Company, and then the first to occur of:

(A) Any time during the offer when the person making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company’s securities, or

(B) Three (3) business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by the person, stock with 50% or more of total voting power of the Company’s securities when the offer terminates.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Tellabs, Inc. Compensation Committee, or such other committee designated by the Board of Directors to administer this Plan. The Committee shall be appointed by the

Board, shall consist of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the Nasdaq Stock Market (or such other stock exchange on which the Common Stock is traded). Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(f) “Common Stock,” “Shares” or “Stock” means the common stock, par value $.01 per share, of the Company.

(g) “Company” means Tellabs, Inc., a Delaware corporation, or any successor thereto as provided in Article 15 herein.

(h) “Consultant” means any person, including an advisor (other than a person who is an Employee or a Director), or any entity that renders services to the Company and/or a Subsidiary.

(i) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(j) “Director” means a director of the Company or a Subsidiary.

(k) Effective Date” means the date this Plan is approved by the Company’s stockholders.

(l) “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) As used in this Plan (unless a different method of calculation is required by applicable law) “Fair Market Value” on or as of any date shall mean (i) the closing price of the Stock as reported by the Nasdaq Stock Market (or, if the Stock is not listed for trading on the Nasdaq Stock Market, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(o) “Participant” means an Employee, a Director or a Consultant who has been granted an Award under the Plan.

(p) “Plan” means this Tellabs, Inc. 2004 Incentive Compensation Plan, as herein described and as hereafter from time to time amended.

(q) “Predecessor Plans” means the 1984 Incentive Stock Option Plan, as amended and restated, 1986 Non-Qualified Stock Option Plan, as amended and restated, 1987 Stock Option Plan for Non-Employee Corporate Directors, as amended and restated, 1989 Stock Option Plan, as amended and restated, 1991 Stock Option Plan, as amended and restated, 1994 Stock Option Plan, Tellabs, Inc. 1997 Stock Option Plan, Tellabs, Inc. 1998 Stock Option Plan, 1999 Tellabs, Inc., Stock Bonus Plan, and the Tellabs, Inc. 2001 Stock Option Plan.

(r) “Previously-Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which Shares have been held for a period of not less than six months, or such longer or shorter period as the Committee may require or permit.

(s) “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

(t) “Annual Incentive Award” has the meaning specified in Section 10.1.

(u)“Cash Award” has the meaning specified in Section 10.2(d).

(v) “Dividend or Dividend Equivalent Rights” has the meaning specified in Section 10.2(a).

(w) “Option” means an Incentive Stock Option or a Nonqualified Stock Option. “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section). “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

(x) “Other Incentive Award” has the meaning specified in Section 10.2(e).

(y) “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 9 herein.

(z) “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 9 herein.

(aa) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8 herein.

(bb) “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 8 herein.

(cc) “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 7 herein.

(dd) “Stock Award” has the meaning specified in Section 10.2(b).

2.2 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Article 3. Administration

3.1 Authority of the Committee.

(a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority to:

(i) Select the persons to be granted Awards under the Plan;

(ii) Determine the terms, conditions, form and amount of Awards to be made to each person selected;

(iii) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(iv) To establish objectives and conditions for earning Awards;

(v) To determine the terms of each Award Agreement and any amendments or modifications thereof (which shall not be inconsistent with the Plan);

(vi) To determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(vii) To determine if and when an Award may be deferred;

(viii) To determine whether the amount or payment of an Award should be reduced or eliminated; and

(ix) To determine the guidelines and/or procedures for the payment or exercise of Awards; and

(x) Make such other determinations and take such other actions relating to Awards as the Committee deems necessary or appropriate.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Sections 4.2 8.3, 10.1 or Article 11) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2 Decisions Binding.  The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3 Delegation of Certain Responsibilities.  The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer and/or to other officers of the Company its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4 Procedures of the Committee.  Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5 Award Agreements.  Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases.

Article 4. Stock Subject to the Plan

4.1 Number of Shares.

(a) Subject to adjustment as provided in Section 4.2 herein, the aggregate number of
shares of Common Stock that may be delivered under the Plan at any time with respect to Awards outstanding as of January  24 , 2008 and Awards made after that date shall not exceed
the sum of (i) 14,750,000
Shares, plus (ii) the
number of
 Shares
subject to such outstanding Awards and Shares that remain available for issuance under the Plan as of January 24, 2008 available under the Plan. Shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.
To the extent
Shares
of
Common
Stock subject to an outstanding Award are not issued
or are cancelled
by reason of
the failure to earn the Shares issuable under, or
the forfeiture, termination, surrender, cancellation or expiration of, such Award, then such Shares shall again be available for Awards under the Plan. Shares subject to an Award shall not again be available if such Shares are surrendered or withheld as payment of either the exercise price of an Award or of withholding taxes in respect of an Award, or are not issued due to the net settlement of Options, Stock Appreciation Rights, or other Awards. Awards settled solely in cash shall not reduce the number of Shares of Common Stock available for Awards.

(b) Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c) Subject to
adjustment as provided in
Section 4.2, the following limitations shall apply to Awards under the Plan:

(i) All of the Shares that may be issued under this Plan may be issued pursuant to Options or
Stock Appreciation Rights granted
hereunder, provided that the number of shares of Stock that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to
24,750,000
.

(ii) No more than 20,862,762 Shares of Common Stock may be issued in the aggregate in respect of Awards outstanding as of January 24, 2008 or made after such date, other than SARs and Options; provided, however, that to the extent more than 20,862,762 Shares are issued in respect of such Awards other than SARs and Options (“Excess Shares”), the aggregate number of Shares available for issuance under this Plan shall be reduced on the basis of 1.85 shares for each Excess Share issued. No more than 6,258,828 Shares may be issued with respect to Awards, other than SARs and Options, which at the date of grant are scheduled to fully vest prior to three years (or one year, in the case of Performance-Based Awards) from the date of grant (although such Awards may provide scheduled vesting earlier with respect some of such shares)
.

(iii)
 The maximum number of Shares that may be covered by Awards granted under this Plan to any single Participant shall be 1,000,000 Shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (
iii
), if an Award, including, but not limited to Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in Shares or the amount of the payment to be made thereunder shall be determined by reference to the value of Shares, then such Award shall be counted in the year the Award is granted as covering the number of Shares set forth in the Award. If an Award is granted in tandem with a Stock

Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (iii).

4.2 Adjustments in Authorized Shares
and Limitations.
  In the event of any
corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after January 24, 2008, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend,
stock
 split,
reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind
, or other
like
change-
in-capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the purchase price or grant date value applicable to outstanding Options or SARs or grant price applicable other Awards, the number of Shares provided in the limitations set forth in Section 4.1 above, and
other value determinations applicable
to outstanding Awards
. The
Committee, in its sole discretion,
may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of performance periods. Any adjustment of any Options or SARs under this
Section 4.2
 shall be made in a manner so as not to constitute a modification within the meaning of Section
424(h)(3) of the Code and regulations promulgated under Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 15, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 and 409A of the Code, where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility.  Persons eligible to participate in this Plan include all Employees Directors and Consultants.

5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and determine the nature and amount of each Award.

Article 6. Options

6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors, and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to Incentive Stock Options (“ISOs”) or Nonqualified Stock Option (“NQSOs”). However, only Employees may receive an Award of Incentive Stock Option. Unless the Award Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, the Option shall be a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422. Each Option shall expire at such time as the Committee shall determine in the Award Agreement, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.2 Option Price.  The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option price except as permitted by Sections 4.2 and 15.2.

6.3 Payment.  Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by a combination of (a) or (b), or (d) such other methods as the Committee may permit.

6.4 Special Provisions Applicable to Incentive Stock Options.  To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor section or regulations) the Award of Incentive Stock Options shall be subject to the following:

(a) In the event that the aggregate Fair Market Value of the Common Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

(b) An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Common Stock subject to the Option, and shall be exercisable later than the fifth (5th) anniversary date of its grant.

Article 7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, stock appreciation rights (“SARs”) may be granted to Employees, Directors and/or Consultants at any time and from time to time, at the discretion of the Committee. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

7.2 Payment of SAR Amount.  Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a Share on the date of grant); by

(b) The number of Shares with respect to which the SAR is exercised.

7.3 Form of Payment.  Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.2 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock and Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

8.2 End of Period of Restriction.  Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, prohibition against sale, transfer, assignment or encumbrance for a specified period, and a requirement to forfeit or return Restricted Stock or Restricted Stock Units in the vent of termination of employment or service during the specified period. After the last day of the period of restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one Share of Common Stock with respect to each Restricted Stock Unit.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units or Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee.

9.2 Value of Performance Units and Performance Shares.  With respect to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant, the performance goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded, and the period over which such performance will be measured (“Performance Period”). These goals will be based on the attainment, by the Company or its Subsidiaries, of one or more certain performance criteria and objectives described in Article 11 herein. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit award or Performance Share award, at any time or from time to time, including but not limited to the performance goals.

9.3 Payment of Performance Units and Performance Shares.  After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section
9.2
 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent. The payment described in this Section
9.3
 herein shall be made in cash, Common Stock, or a combination thereof as determined by the Committee.

Article 10. Annual and Other Incentive Awards

10.1 Annual Incentive Awards.  The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award shall be subject to the following provisions.

(a) Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of performance goals established pursuant to Article 11 above over a one-year Performance Period, subject to the Committee’s authority to reduce, but not increase, such amount;

(b) The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $3,000,000.

(c) Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

10.2 Grant of Other Incentive Awards.  In addition to Awards under Sections 6 through 9, and Section 10.1 above, the Committee may grant Other Incentives Awards payable in cash or in Common Stock under the Plan as it determines in its sole discretion. Other Incentive Awards may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

(a) Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to any new or previously existing Award.

(b) Stock Award. An unrestricted transfer of ownership of Stock.

(c) Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company.

(d) Cash Award. An award denominated in cash, subject to the achievement of performance goals set forth in Section 8.8 during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

(e) Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 10.2.

10.3 Limitations.  The number of Shares covered by Other Incentive Awards granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(c)(iii) above. The maximum amount that may be earned under the Plan during any calendar year with respect to any Cash Award or Other Incentive Award described in Section 10.2, shall be $3,000,000. Any amount earned with respect to which performance is measured over a period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

Article 11. Performance Goals

11.1 Performance Goals.   For purposes of this Plan, including, but not limited to, Awards of Performance Shares and Performance Units under Article 8, and of Annual Incentive Awards or other performance-based Awards under Article 10, “performance goals” shall mean the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable period of restriction or Performance Period, as the case may be, as a condition to the Participant’s receipt, of Shares or cash with respect to such Award. The criteria or objectives for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period or period of restriction in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total stockholder return, earnings, earnings per share, net income, gross margin, earnings before interest, taxes, depreciation and/or amortization, revenues, expenses, cash flow, indebtedness, market share, return on assets, return on equity, economic value added, assets, Fair Market Value of the Common Stock, value of assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, and stock repurchases. Such performance criteria and objectives may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based Awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing performance criteria and objectives applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Article 11 established by the Committee not later than 90 days after the Performance Period or Period of Restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

Article 12. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13. Rights of Participants

13.1 Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

13.2 Participation.  No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

13.3 No Right to Company Assets.  Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary.

13.4 Rights as Stockholder; Fractional Shares.  Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Common Stock is uncertificated, references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

13.5 Nontransferability of Awards.  The Committee may permit the transfer of Awards, and may impose such restrictions on transferability, and establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable. Except as the Committee may permit, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

13.6 Election to Defer.  The receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder may be deferred at the election of the Participant pursuant to an applicable deferral plan established by the Company or a Subsidiary. Such deferrals shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan.

13.7 Other Restrictions and Limitations.  The Committee may impose such restrictions and limitations on any Awards and/or any amounts payable thereunder as it may deem advisable, including, without limitation, restrictions intended to comply with applicable Federal or state securities laws, Share ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants (including provisions relating to forfeiture of awards for violation of such covenants, and may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions.

13.8 Awards to Participants Outside the United States.  In the event any Award under this Plan is granted to a Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its discretion, modify the provisions of this Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

Article 14. Change in Control

14.1 Stock Based Awards.  Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Stock-based Awards granted under this Plan shall immediately vest 100% in each Participant, including Options, SARs, Restricted Stock and Restricted Stock Units.

14.2 Performance Based Awards.  Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards granted under this Plan which are subject to performance goals shall be immediately paid out, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control, or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares.

Article 15. Amendment, Modification, and Termination

15.1 Amendment, Modification and Termination of Plan.  The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without stockholder approval, (i) except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan, (ii) expand the types of Awards available to Participants under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan; (iv) delete or limit the provisions in Section 6.2 prohibiting the repricing of Options or reduce the price at which Shares may be offered under Options; or (v) extend the termination date for making Awards under the Plan. In addition, the Plan shall not be amended without approval of such amendment by the Company’s stockholders if such amendment is required under (1) the rules and regulations of the Nasdaq Stock Market or an other national exchange on which the Stock is then listed, or (2) other applicable law, rules or regulations.

15.2 Amendment or Modification of Awards.  The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid
. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Notwithstanding the foregoing or any other provision of this Plan, except in connection with a corporate transaction involving the Company (including, without limitation, circumstances described in Section 4.2), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, or exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without stockholder approval.

15.3 Effect on Outstanding Awards.  No such amendment, modification or termination of the Plan pursuant to Section 15.1 above, or amendment or modification of an Award pursuant to Section 15.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Article 16. Withholding

16.1 Tax Withholding.  The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation)

required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

16.2 Stock Delivery or Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum (or such greater amount as the Committee may permit) statutory total tax which would be imposed on the transaction. All such elections shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 17. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. Requirements of Law

18.1 Requirements of Law.  The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2 Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

Directions to the 2008 Annual Meeting of Stockholders
Thursday, April 24, 2008

Report printed entirely on recycled paper.

ATTN: JAMES SHEEHAN
1415 W. DIEHL ROAD
NAPERVILLE, IL 60563
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2008, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Tellabs, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 23, 2008, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it as soon as possible in the postage-paid envelope we have provided or return it as soon as possible to Tellabs, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TELLA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELLABS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR, “FOR”
APPROVAL OF THE TELLABS, INC. AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN
AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS.

1.	Election of Directors

Nominees:		For	Against	Abstain

	1a. Frank Ianna	☐	☐	☐

	1b. Stephanie Pace Marshall	☐	☐	☐

	1c. William F. Souders	☐	☐	☐

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign name exactly as imprinted (do not print).

		For	Against	Abstain

2.	Approval of the Tellabs, Inc. Amended and Restated 2004 Incentive Compensation Plan.	☐	☐	☐

3.	Ratification of Ernst & Young LLP as the Company’s independent auditors for 2008.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the Meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY
One Tellabs Center, 1415 W. Diehl Road, Naperville, IL 60563
This Proxy is Solicited By the Board of Directors
     The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint James M. Sheehan and Timothy J. Wiggins, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at Northern Illinois University, Naperville Campus, 1120 East Diehl Road Naperville, IL 60563-9347 on Thursday, April 24, 2008 at 2:00 p.m. Central Daylight Time, and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of each director, FOR the approval of the Tellabs, Inc. Amended and Restated 2004 Incentive Compensation Plan and FOR the ratification of the Company’s independent auditors for 2008 and at their discretion on any other matter that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Please mark this proxy, date and sign it on the reverse side hereof and return it in the enclosed envelope.)
(Continued and to be signed on the reverse side)